                                                                  Exhibit 10.38



--------------------------------------------------------------------------------
                           LOAN AND SECURITY AGREEMENT

                            DATED AS OF JUNE 5, 1997

                                      AMONG

                               NOVA HOLDINGS, INC.

                              AND ITS SUBSIDIARIES

                                       AND

                       NATIONSBANK OF TENNESSEE, N.A., AND

                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                                       AND

                    NATIONSBANK OF TENNESSEE, N.A., AS AGENT

--------------------------------------------------------------------------------

                               NOVA HOLDINGS, INC.

                              AND ITS SUBSIDIARIES

                           LOAN AND SECURITY AGREEMENT

                            DATED AS OF JUNE 5, 1997

                                TABLE OF CONTENTS


Paragraph Number                                                                                               Page
----------------                                                                                               ----
I.  DEFINITIONS...................................................................................................1

II.  THE LOANS...................................................................................................19

         2.1      The Revolving Loan Commitments.................................................................19
         2.2      Borrowing Notices, Interest Rates and Payments of Interest.....................................20
         2.3      Letters of Credit..............................................................................23
         2.4      Nonuse Fee.....................................................................................29
         2.5      Reduction of Commitment........................................................................30
         2.6      Alternate Rate of Interest.....................................................................30
         2.7      Change in Circumstances........................................................................30
         2.8      Change in Legality.............................................................................32
         2.9      Optional Prepayment - Premiums in Certain Events...............................................33
         2.10     Payment to the Agent...........................................................................33

III.  CONDITIONS PRECEDENT.......................................................................................34

         3.1      Documents Required for the Closing.............................................................34
         3.2      Requirements for all Subsequent Advances.......................................................36
         3.3      Legal Matters..................................................................................37

IV.  COLLATERAL SECURITY.........................................................................................37

         4.1      Composition of the Collateral..................................................................37
         4.2      Rights in Property Held by the Banks...........................................................37
         4.3      Rights in Property of the Borrower and Guarantors..............................................37
         4.4      Priority of Liens..............................................................................38
         4.5      Financing Statements...........................................................................38
         4.6      Collection of Receivables......................................................................38

V.  REPRESENTATIONS AND WARRANTIES...............................................................................39

         5.1      Due Organization and Qualification.............................................................39


         5.2      No Conflicting Agreement.......................................................................39
         5.3      Capacity.......................................................................................40
         5.4      Binding Obligations............................................................................40
         5.5      Pledged Stock..................................................................................40
         5.6      Litigation.....................................................................................40
         5.7      Title..........................................................................................40
         5.8      Financial Statements...........................................................................40
         5.9      No Additional Indebtedness.....................................................................41
         5.10     Taxes..........................................................................................41
         5.11     Licenses; Compliance with Laws.................................................................41
         5.12     Environmental Compliance.......................................................................41
         5.13     Full Disclosure................................................................................42
         5.14     Consents.......................................................................................42
         5.15     Existing Borrowings............................................................................42
         5.16     Material Contracts.............................................................................42
         5.17     No Commissions.................................................................................42
         5.18     ERISA..........................................................................................42
         5.19     Survival.......................................................................................42

VI.  AFFIRMATIVE COVENANTS.......................................................................................43

         6.1      Use of Proceeds................................................................................43
         6.2      Financial Statements and Reports...............................................................43
         6.3      Good Condition.................................................................................45
         6.4      Insurance......................................................................................45
         6.5      Taxes; Copies of Returns.......................................................................45
         6.6      Records and Inspection.........................................................................45
         6.7      Maintenance of Existence and Business; Licenses................................................46
         6.8      Reimbursement Eligibility......................................................................46
         6.9      Ordinary Course; Pledge of Notes...............................................................46
         6.10     Payment of Indebtedness........................................................................46
         6.11     Notice of Litigation or Loss of Licenses.......................................................46
         6.12     Notice to Banks of Default.....................................................................47
         6.13     Notice of Name Change or Location..............................................................47
         6.14     Environmental Compliance.......................................................................47
         6.15     Notice of Environmental Action.................................................................48
         6.16     ERISA Compliance...............................................................................48
         6.17     Financial Ratios...............................................................................48

VII.  NEGATIVE COVENANTS.........................................................................................49

         7.1      Merger or Reorganization.......................................................................49
         7.2      Sale of Assets.................................................................................49
         7.3      Encumbrances...................................................................................49
         7.4      Debts and Other Obligations....................................................................49


         7.5      Untrue Certificate.............................................................................50
         7.6      Margin Stock...................................................................................50
         7.7      Sale-Leaseback.................................................................................50
         7.8      Guarantee Obligation...........................................................................50
         7.9      Dividends and Distributions....................................................................50
         7.10     Redemptions and Capital Stock..................................................................50
         7.11     Prepayments....................................................................................50
         7.12     Subsidiary.....................................................................................50
         7.13     Loans and Advances.............................................................................51
         7.14     Investments....................................................................................51
         7.15     Acquisitions...................................................................................51
         7.16     Capital Expenditures...........................................................................52
         7.17     Accounts Payable...............................................................................52
         7.18     Inventory Locations............................................................................53
         7.19     Affiliate Transactions.........................................................................53

VIII.  DEFAULT...................................................................................................53

         8.1      Events of Default..............................................................................53
         8.2      Acceleration...................................................................................55
         8.3      Remedies.......................................................................................55

IX.   THE AGENT..................................................................................................56

         9.1      Authorization..................................................................................56
         9.2      Standard of Care...............................................................................57
         9.3      No Waiver of Rights............................................................................57
         9.4      Payments.......................................................................................57
         9.5      Indemnification................................................................................58
         9.6      Exculpation....................................................................................58
         9.7      Credit Investigation...........................................................................58
         9.8      Resignation....................................................................................59
         9.9      Proration of Payments..........................................................................59
         9.10     No Liability For Errors........................................................................60
         9.11     Offset.........................................................................................60

X.  MISCELLANEOUS................................................................................................60

         10.1     Construction...................................................................................60
         10.2     Further Assurance..............................................................................60
         10.3     Enforcement and Waiver by the Banks............................................................60
         10.4     Expenses of the Banks..........................................................................61
         10.5     Notices........................................................................................61
         10.6     Waiver and Release.............................................................................62
         10.7     Indemnification................................................................................62


         10.8     Participations and Assignments.................................................................63
         10.9     Applicable Laws................................................................................66
         10.10    Binding Effect, Assignment and Entire Agreement................................................66
         10.11    Severability...................................................................................66
         10.12    Counterparts...................................................................................66
         10.13    Venue..........................................................................................66
         10.14    Waiver of Jury Trial...........................................................................66

                              SCHEDULE OF EXHIBITS
                              --------------------
    EXHIBIT
    -------

       A          Form of Notes

       B          Borrowing/Conversion Notice

       C          Existing Indebtedness and Liens

       D          Subordinated Indebtedness

       E          Form of Stock Pledge Agreement

       F          Form of Guaranty and Suretyship Agreements

       G          Form of Opinion Letter

       H          Corporate Matters
                  (States of Incorporation and Qualification; Stock Ownership)

       I          Addresses and Inventory Locations

       J          Litigation and Claims

       K          Compliance with Laws

       L          Material Leases, Contracts and Commitments

       M          Borrowing Base Calculation Certificate

       N          Compliance Certificate

       O          Form of Assignment and Acceptance

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

                  THIS LOAN AND SECURITY AGREEMENT is made as of the 5th day of June, 1997, by and among Nova Holdings, Inc., a Delaware corporation (the "Borrower"); the Subsidiaries and Guarantors, jointly and severally, as such term is defined herein; each of the undersigned lenders as the Banks herein; and NationsBank of Tennessee, N.A. (the "Agent"), individually and as Agent for such Banks.

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, Borrower has requested the Banks to lend up to the sum of Forty Million Dollars ($40,000,000.00), on a revolving loan basis to refinance certain existing indebtedness owed by a Subsidiary of the Borrower, to enable certain acquisitions, and for other general corporate purposes, and the Banks are willing to do so upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations herein contained, and each intending to be legally bound hereby, the parties agree as follows:

                             SECTION I. DEFINITIONS
                             ----------------------

                  As used herein:

                  "Accounts", "Chattel Paper", "Documents", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments" and "Inventory" shall have the same respective meanings as are given to those terms in the UCC.

                  "Acquisition" means any transaction, or any series of related transactions, by which any Person, in the transaction or as of the most recent transactions in a series of transactions, directly or indirectly acquires any going concern or all or a substantial part of the assets of any corporation, partnership or other entity or any division of any such entity, or any such entity or any division of such an entity becomes a Subsidiary of such Person.

                  "Acquisition Advance" means an advance under the Revolving Loan for a Permitted Acquisition.

                  "Acquisition Cash Flow" means for any Person who is the subject of an Acquisition by the Borrower, such Person's net income as calculated in accordance with generally accepted accounting principles consistently applied for the four (4) quarters immediately prior to the anticipated Acquisition date plus Interest Expense, Rental Expense, depreciation, amortization, federal and state taxes, and such other adjustments thereto as the Agent may consent to in its sole discretion after consultation with the Borrower.


                  "Affiliates" means as to any Person (A) any Person which, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, or (B) any Person who is a director or executive officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (A) above. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of more than five percent (5%) of the outstanding shares of voting stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. In no event shall any of the Banks be deemed to be Affiliates of the Borrower.

                  "Agent" means NationsBank of Tennessee, N.A. in its capacity as agent for the Banks pursuant to Section IX hereof, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to Section IX.

                  "Agreement" means this Loan and Security Agreement, as it may be amended, restated, renewed or extended from time to time.

                  "Applicable Lending Office" means, for each Bank and for each type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such type of Loan in Paragraph 10.5 hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office for its Loans of such type.

                  "Applicable LIBO Rate Margin" means two and one-half percent (2.50%) per annum; provided however, that during any fiscal quarter of the Borrower where the Borrower shall have satisfied the Funded Debt to Cash Flow ratio test indicated in the table below, then the Applicable LIBO Rate Margin for the Effective Period (as defined below) shall be the percentage rate per annum set forth opposite the appropriate test in the table below:


Funded Debt to Cash Flow                             Applicable LIBO Rate Margin
------------------------                             ---------------------------
Greater than 3.0 to 1.0                                      2.50% per annum

Equal to or Less than 3.0:1.0 and                            2.00% per annum
  Greater than 2.25:1.0

Equal to or Less than 2.25:1.0 and                           1.50% per annum
  Greater than 1.5:1.0

Equal to or Less than 1.5 to 1.0                             0.75% per annum


The Funded Debt to Cash Flow ratio shall be computed generally as set forth in Paragraph 6.17(C) with Cash Flow being computed on a rolling four (4) quarter basis after giving Pro-Forma Effect to any Permitted Acquisition or Indebtedness associated therewith, and the Applicable LIBO Rate Margin shall be confirmed by the Agent on the basis of quarter-annual financial statements of the Borrower delivered to the Banks pursuant to Paragraph 6.2(B) and year end financial statements delivered pursuant to Paragraph 6.2(C). The "Effective Period" shall be the period commencing on the first Business Day of the first month following delivery to the Agent of the financial statements of the Borrower pursuant to Paragraphs 6.2(B) and 6.2(C), which financial statements indicate that the applicable test set forth above has been satisfied for the preceding fiscal quarter, and ending on the date that is three months after such commencement date. At the end of any Effective
Period, the Applicable LIBO Rate Margin shall automatically become two and one-half percent (2.50%) per annum unless at or prior to such time the next Effective Period shall have commenced.

                  "Applicable Prime Rate Margin" means one percent (1.0%) per annum; provided however, that during any fiscal quarter of the Borrower where the Borrower shall have satisfied the Funded Debt to Cash Flow ratio test indicated in the table below, the Applicable Prime Rate Margin for the Effective Period (as defined below) shall be the percentage rate per annum set forth opposite the appropriate test in the table below:


Funded Debt to Cash Flow                            Applicable Prime Rate Margin
------------------------                            ----------------------------
Greater than 3.0 to 1.0                                    1.0% per annum

Equal to or Less than 3.0:1.0 and                          0.50% per annum
  Greater than 2.25:1.0

Equal to or Less than 2.25:1.0 and                         0.00% per annum
  Greater than 1.5:1.0

Equal to or Less than 1.5 to 1.0                           0.00% per annum


The Funded Debt to Cash Flow ratio shall be computed generally as set forth in Paragraph 6.17(C) with Cash Flow being computed on a rolling four (4) quarter basis after giving Pro-Forma Effect to any Permitted Acquisition or Indebtedness associated therewith, and the Applicable Prime Rate Margin shall be confirmed by the Agent on the basis of the quarter-annual financial statements of the Borrower delivered to the Banks pursuant to Paragraph 6.2(B) and year end financial statements delivered pursuant to Paragraph 6.2(C). The "Effective Period" shall be the period commencing on the first Business Day of the first month following delivery to the Agent of the financial statements of the Borrower pursuant to Paragraphs 6.2(B) and 6.2(C), which financial statements indicate that the applicable test set forth above has been satisfied for the preceding fiscal quarter, and ending on the date that is three months after such commencement date. At the end of any Effective Period, the Applicable Prime Rate Margin shall automatically become one percent (1.0%) per annum unless at or prior to such time the next Effective Period shall have commenced.

                  "Assignment and Acceptance" means an Assignment and Acceptance, substantially in the form of Exhibit O.

                  "Bank" means each lending institution and/or Bank listed on the signature pages of this Agreement and their respective successors and assigns, and "Banks" means all of such lender(s) and Banks collectively.

                  "Borrowing Base" means that amount which is equal to three and one-half times (3.5x) Cash Flow as calculated for the Borrower and its Subsidiaries over the most recent Borrowing Base Reference Period.

                  "Borrowing Base Adjustment Date" means that date following each Borrowing Base Reference Period which occurs on the earlier of: (A) the date on which the Banks actually receive the Borrowing Base calculations from the Borrower as required by Subparagraph 6.2(D) hereof, or (B) thirty (30) days after the last day of the previous Borrowing Base Reference Period.

                  "Borrowing Base Reference Period" means, for any period of determination, the period of twelve (12) consecutive monthly periods of the Borrower and/or its Subsidiaries (i.e., rolling 12 months) ending on the last day of the immediately preceding monthly period. The Borrowing Base Reference Period when first measured after the date of this Agreement shall be measured from July 1, 1996 through June 30, 1997 and shall incorporate the preceding 12 months of Acquisition Cash Flow of Horizon.

                  "Business Day" means any day on which the state banks and national banking associations in Nashville, Tennessee and New York, New York are open for the conduct of ordinary business; provided however, that when used in connection with determining the LIBO Rate or notices in connection therewith, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the London Interbank Market.

                  "Capital Expenditures" means all amounts paid by the Borrower and its Subsidiaries in connection with the purchase of property, plant, machinery, equipment or other similar expenditures (including capital leases of any of the foregoing) which would be required to be capitalized and shown on the balance sheet of Borrower and its Subsidiaries in accordance with generally accepted accounting principles consistently applied.

                  "Cash Flow" means, as to the Borrower and its Subsidiaries, for any period of determination, the Consolidated Net Income of the Borrower and its Subsidiaries for such period plus (A) Interest Expense for such period deducted in the determination of Consolidated Net Income, (B) Rental Expense for such period deducted in the determination of Consolidated Net Income, (C) depreciation, (D) amortization, and (E) Federal and state taxes for such period deducted in the determination of Consolidated Net Income, all as determined for any period in accordance with generally accepted accounting principles consistently applied. Notwithstanding the foregoing or any other provision hereof, Cash Flow attributable to Non-Corporate Unperfected Subsidiaries shall not be included in computing Cash Flow if Non-Corporate Unperfected Subsidiaries would account for more than fifteen percent (15%) of total Cash Flow.

                  "CHAMPUS" means Civilian Health and Medical Program of the Uniformed Services.

                  "Change of Control" means the occurrence, after the date of this Agreement, of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing 51% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors; or (ii) commencing after the date of this Agreement, individuals who at the beginning of this

Agreement were directors of Borrower ceasing for any reason to constitute a majority of the Board of Directors of Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of Borrower; or
(iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of Borrower (or other securities convertible into such securities) representing 51% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors; provided, an IPO shall not be considered a Change of Control even if it results in 51% or more of the voting securities being acquired by other Persons.

                  "Closing" means the valid execution and delivery of the Notes, this Agreement, and Collateral Documents to the Agent, or as the Banks otherwise direct.

                  "Collateral" has the meaning set forth in Paragraph 4.1.

                  "Collateral Documents" means the documents specified in Paragraphs 3.1 (D) through (F).

                  "Commitment Percentage" means, as to any Bank at any time, the percentage of the Total Commitments then constituted by such Bank's Commitment.

                  "Commitments" means the Revolving Loan Commitments in the aggregate principal amount of $40,000,000.00 described in Paragraph 2.1 hereof and "Commitment" means, for each Bank, the obligation of such Bank to make Loans and extend credit in an aggregate amount at any one time outstanding up to but not exceeding the amount(s) set out beside the name of such Bank in Paragraph
2.1 or, in the case of any Person who hereafter becomes a Bank, the amount as reflected on the signature page of the Assignment and Acceptance executed by such Person; and provided further, that the Commitment of each Bank shall be decreased (or increased, as the case may be) to reflect any assignments by such Bank in accordance with Paragraph 10.8 hereof. The original aggregate principal amount of the Total Commitments is $40,000,000.00.

                  "Consolidated Accounts" means, at any time, all Accounts that in accordance with generally accepted accounting principles consistently applied should be classified as accounts receivable on a consolidated balance sheet of the Borrower and its Subsidiaries.

                  "Consolidated Allowance for Doubtful Accounts" means, for any period of determination, that amount shown on the consolidated balance sheet of the Borrower and its Subsidiaries as an allowance for doubtful accounts.

                  "Consolidated Assets" means, at any time, all assets that in accordance with generally accepted accounting principles should be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

                  "Consolidated Capital" means, as to both the Borrower and its Subsidiaries at any time of determination, the sum of Shareholders' Equity plus Funded Debt.

                  "Consolidated Current Assets" and "Consolidated Current Liabilities" mean, at any time, all assets or liabilities, respectively, that, in accordance with generally accepted accounting principles consistently applied, should be classified as current assets or current liabilities, respectively, on a consolidated balance sheet of the Borrower and its Subsidiaries.

                  "Consolidated Fixed Assets" means, at any time, all tangible, fixed assets (other than Consolidated Current Assets) that should, in accordance with generally accepted accounting principles consistently applied, be classified as property, plant and equipment on a consolidated balance sheet of the Borrower and its Subsidiaries.

                  "Consolidated Liabilities" means all Indebtedness that, in accordance with generally accepted accounting principles consistently applied, should be classified as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

                  "Consolidated Net Income" means, for any particular fiscal period, the after tax net income (or deficit) of the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with generally accepted accounting principles consistently applied excluding, however any gains from the write-up of assets or any extraordinary or nonrecurring gains.

                  "Consolidated Revenues" means, for any period of determination, the gross revenues less contractual adjustments (i.e., net revenues) of the Borrower and its Subsidiaries as shown on their consolidated income statement as computed in accordance with generally accepted accounting principles consistently applied.

                  "Contingent Obligation" means, with respect to any Person, any direct or indirect liability of such Person with respect to any Funded Debt, lease, dividend, guaranty, letter of credit (other than a standby letter of credit with no reasonable likelihood of draw, in the reasonable opinion of the Agent) or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "Debt Service" means for any given period, the sum of the amounts due from both the Borrower and its Subsidiaries for (A) Interest Expense, exclusive of original issue discount on the Subordinated Indebtedness owed to Welsh, Carson, Anderson & Stowe VII, L.P. and WCAS Healthcare Partners, L.P. and their partners and affiliates, (B) Letter of Credit Fees, (C) Rental Expense, and (D) one-seventh (1/7th) of the amount of Funded Debt.

                  "Debt Service Coverage Ratio" means, as to the Borrower and its Subsidiaries, for any period of determination, that ratio consisting of Cash Flow divided by Debt Service.

                  "Eligible Assignee" means (A) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000.00; (B) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $1,000,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (C) any Bank and any Affiliate of a Bank; and (D) any Federal Reserve Bank.

                  "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) and the Superfund Amendments and Reauthorization Act (SARA); the Resource Conservation and Recovery Act
(RCRA); the Emergency Planning and Community Right to Know Act; the Clean Water Act (Federal Water Pollution Control Act); the Safe Drinking Water Act; the Clean Air Act; the Surface Mining Control and Reclamation Act; the Coastal Zone Management Act; the Noise Control Act; the Occupational Safety and Health Act; the Toxic Substances Control Act (TSCA); the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA); any so-called "Superfund" or "Superlien" law; or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or other requirements of any governmental body regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or toxic or dangerous chemical, waste, substance or material.

                  "Eurodollar Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Loan" means any Loan which bears interest based on the LIBO Rate.

                  "Eurodollar Rate Reserve Percentage" means the reserve percentage applicable during any Eurodollar Loan Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Banks with respect to liabilities or assets consisting of or including Eurodollar Liabilities having a term equal to such Interest Period.

                  "Event of Default" has the meaning set forth in Paragraph 8.1.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to the Agent on such Business Day on such transactions as determined by the Agent.

                  "Fee Letter" means that letter agreement between the Agent and the Borrower dated May 28, 1997.

                  "Financial Statements" means the consolidated balance sheets of the Borrower as of June 30, 1996 and March 31, 1997, the statements of income and shareholders equity of the Borrower for the years or months ended on such dates, and the balance sheet of Horizon as of December 31, 1996 and March 31, 1997, together with the statements of income and shareholders equity of Horizon for the years or months ended on such dates.

                  "Financing Statements" means any one or more filings made pursuant to the UCC to perfect the security interests in the Collateral granted to Agent for the benefit of the Banks pursuant to Section IV hereof.

                  "Floating Rate Loan" means any Loan which bears interest based on the Prime Rate.

                  "Funded Debt" means at any date, with respect to the Borrower and its Subsidiaries, all of the following obligations (without duplication) of Borrower and its Subsidiaries as of such date: (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business, including those payable to Genzyme, Inc., (d) all obligations as lessee under capitalized leases, (e) all obligations to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, such as bankers acceptances or similar instruments, (f) all non-contingent obligations to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (g) all obligations under any Interest Rate Contract or other interest rate or hedging arrangement, (h) all debt of others secured by a lien on any asset of Borrower and its Subsidiaries, whether or not such debt is assumed, and (h) all debt of others guaranteed by Borrower and/or its Subsidiaries, and (i) any Contingent Obligation; provided, there shall be excluded from the Funded Debt calculation all Subordinated Indebtedness owed to Welsh, Carson, Anderson &

Stowe VII, L.P. and WCAS Healthcare Partners, L.P., their partners, affiliates, and the heirs, successors and assigns thereof.

                  "Guarantee Obligation" means with respect to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, agreements (a) to purchase such Indebtedness or any asset constituting security therefor, (b) to advance or supply funds for the purchase or payment of such Indebtedness or to maintain net worth or working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, (c) to purchase an asset or service primarily for the purpose of assuring the holder of such Indebtedness of the ability of the primary obligor to make payment of the Indebtedness, or (d) otherwise to assure the holder of the Indebtedness of the primary obligor against loss with respect thereto; provided, however, that such term shall not include the endorsement by Borrower or a Subsidiary of negotiable instruments or documents for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Banks in good faith.

                  "Guarantor" individually means any Person who guarantees payment of the Obligations from time to time, including without limitation any one of the following corporations, each of which is also a Subsidiary for the purposes of this Agreement, and "Guarantors" means all of such corporations from time to time jointly and severally:

                  (A) Nova Factor, Inc., a Tennessee corporation;
                  (B) Southern Health Systems, Inc., a Tennessee corporation;
                  (C) Horizon Health Systems, Inc., a Tennessee corporation.

                  "Hazardous Materials" means any hazardous, toxic or dangerous chemical, substance, waste or material defined as such in any of the Environmental Laws, and petroleum, petroleum products, oil, asbestos and PCB's.

                  "Horizon" means Horizon Health Systems, Inc., a Tennessee corporation.

                  "Horizon Acquisition" means the purchase of all the outstanding stock of Horizon by Borrower pursuant to that certain Stock Purchase Agreement by and among Borrower, Dianne Martz, A.B. Charlton and Horizon Health Systems, Inc., dated June 5, 1997 for a purchase price not to exceed $32,000,000, subject to closing adjustments as therein set forth.

                  "Indebtedness" means, as to the Borrower or any Subsidiary, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including without limitation:

                           (A) All indebtedness guaranteed, directly or
indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

                           (B) All indebtedness in effect guaranteed, directly
or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the debtor;

                           (C) All indebtedness secured by (or for which the
holder of such indebtedness has a right, contingent or otherwise, to be secured
by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

                           (D) All indebtedness incurred as the lessee of
facilities, goods or services under leases that, in accordance with generally accepted accounting principles consistently applied, should not be reflected on the Borrower's or any Subsidiary's balance sheet.

                  "Interest Expense" means, with respect to any Person for any period of determination, the gross interest expenses of such Person and its Subsidiaries net of any interest income determined in accordance with generally accepted accounting principles consistently applied as shown on their income statement.

                  "Interest Payment Date" shall mean, as to any Loan, the last day of the Interest Period applicable to such Loan and, in addition, in the case of a Eurodollar Loan with an Interest Period of six (6) months' duration, each day which is three (3) months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period" shall mean: (a) as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and (b) as to any Floating Rate Loan, the period commencing on the date of such Loan and ending on the earliest of (i) the first
(1st) day of the next succeeding calendar month, and (ii) the Loan Termination Date, as applicable; provided, however, that (x) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding

Business Day and (y) no Interest Period with respect to any Loan shall end later than the Loan Termination Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Interest Rate and Foreign Exchange Contracts" means interest rate and foreign exchange swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate and foreign exchange insurance and other agreements or arrangements designed to provide protection against fluctuations in interest rates and currency exchange rates.

                  "IPO" means a public offering by Borrower pursuant to a filed registration statement of any series of common stock of Borrower under the Securities Act of 1933, as amended.

                  "Issuing Bank" means NationsBank of Tennessee, N.A. or any successor thereto, as the issuer of Letters of Credit under Paragraph 2.3, together with its successors and assigns in each capacity; provided that no successor or assign may have a letter of credit risk rating less than that accorded to letters of credit issued by NationsBank or its affiliates.

                  "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

                  "Letter of Credit" shall have the meaning assigned to such term in Paragraph 2.3.

                  "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application for any Letter of Credit and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

                  "Letter of Credit Interest" means, for each Bank, such Bank's participation interest (or, in the case of the Issuing Bank, the Issuing Bank's retained interest) in the Issuing Bank's liability under Letters of Credit and such Bank's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

                  "Letter of Credit Liability" means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Bank (other than the Issuing Bank) shall be deemed to hold a Letter of

Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Paragraph 2.3, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Banks (other than the Issuing Bank) of their participation interests under Paragraph 2.3.

                  "LIBO Rate" means, with respect to any Eurodollar Loan for any Interest Period, the interest rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Loan and with a maturity comparable to such Interest Period are offered to first-class banks in immediately available funds in the London Interbank Market for Eurodollars at approximately 12:00 noon, Nashville time, on the date two (2) Business Days prior to the commencement of such Interest Period, as determined by the Agent pursuant to the TELERATE Reporting System.

                  "Loan" means any funds which any Bank has advanced or will advance to the Borrower pursuant to this Agreement, and "Loans" means all such advances by all Banks.

                  "Loan Documents" means this Agreement, the Notes, the Fee Letter, the Letter of Credit Documents, and the Collateral Documents, or any other document executed or delivered by or on behalf of the Borrower or any Subsidiary evidencing or securing the Obligations.

                  "Loan Termination Date" means October 31, 1999.

                  "Majority Banks" means, at any time there are no more than two
(2) Banks hereunder, those Banks having one hundred (100%) percent or more of the aggregate unpaid principal amount of the outstanding Loans, and, at any time there are more than two (2) Banks hereunder, those Banks having sixty-six and two-thirds percent (66-2/3%) or more of the aggregate outstanding principal amount of the outstanding Loans.

                  "Material Adverse Change" means a material adverse change in the business or conditions (financial or otherwise) or in the results of operations of the Borrower and its Subsidiaries (unless otherwise indicated), taken as a whole as reasonably determined in good faith by the Majority Banks.

                  "Material Adverse Effect" means, when referring to the taking of an action or the omission to take an action, that such action, if taken, or omission, would have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries (unless otherwise indicated), or might materially impair the value of the Collateral, each taken as a whole as reasonably determined in good faith by the Majority Banks.

                  "Material Supplier Agreements" means those distribution agreements from time to time in effect between any Subsidiary of the Borrower and Biogen, Inc., Genzyme Corporation or Genentech, Inc. to purchase and distribute certain specified biotech drugs manufactured by the respective biotech drug companies.

                  "NationsBank" means NationsBank of Tennessee, N.A. and its successors.

                  "Non-Corporate Subsidiary" means a Subsidiary that is other than a corporation.

                  "Non-Corporate Unperfected Subsidiary" means a Non-Corporate Subsidiary, Borrower's interest in which is not subject to a perfected security interest to secure the Obligations.

                  "Note" means a promissory note substantially in the form of Exhibit A attached hereto, duly executed and delivered to any Bank by Borrower and payable to the order of a Bank in the amount of one or more of its Commitments, including any amendment, modification, renewal, extension, or replacement thereof, and "Notes" means the Notes payable to each of the Banks collectively.

                  "Note Purchase Agreement" means that Note Purchase Agreement among Nova Holdings, Inc., Welsh, Carson, Anderson & Stowe VII, L.P. and WCAS Healthcare Partners, L.P. and certain partners thereof dated June 2, 1997.

                  "Obligations" means, respectively, all of the obligations of the Borrower:

                           (A) To pay the principal of and interest on the
Notes in accordance with the terms thereof and to satisfy all of the Borrower's other liabilities to the Banks under the Agreement, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, and renewals thereof and substitutions therefor;

                           (B) To pay all Letter of Credit Liabilities,
including any Reimbursement Obligations and any other amounts owed by Borrower under any Letter of Credit Documents;

                           (C) To repay to the Banks all amounts advanced by the
Banks hereunder on behalf of the Borrower, including, but without limitation, amounts owed under Interest Rate and Foreign Exchange Contracts to one or more of the Banks, advances for overdrafts, principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and

                           (D) To reimburse the Agent and the Banks, on demand,
for all of the Agent's and each Banks' reasonable out-of-pocket expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (A),
(B) and (C), or any suits or claims against any Bank whatsoever as a result of such Bank's execution of this Agreement and making of its Loan, except as limited by Paragraph 10.7 hereof; and in addition, to reimburse the Agent for its expenses and attorneys' fees in connection with the preparation, administration, amendment, modification or waiver of this Agreement and the other Loan Documents.

                  "Permitted Acquisition" means any business, enterprise or operation of any Person which is the subject of an acquisition permitted under Paragraph 7.15.

                  "Permitted Acquisition Indebtedness" means purchase money indebtedness incurred by the Borrower or any Subsidiary in connection with the purchase of a Permitted Acquisition which Acquisition and purchase money indebtedness is approved by the Banks pursuant to Paragraph 7.15.

                  "Permitted Acquisition Price" means the aggregate purchase price of any Permitted Acquisition, including without limitation the value of any stock, notes, assumed debt, amounts allocated to non-compete agreements and the minimum amounts reasonably expected to be paid under any earn-out agreements.

                  "Permitted Investments" means all expenditures made and all liabilities incurred (contingent or otherwise) by any Borrower or any Subsidiary for:

                  (A) obligations issued or guaranteed as to principal and interest by the United States of America and having a maturity of not more than twelve (12) months from the date of purchase;

                  (B) certificates of deposit, issued by banks organized under the laws of the United States of America or any State thereof and foreign subsidiaries of such banks, having a rating of not less than A or its equivalent by Standard & Poor's Corporation, or its successor;

                  (C) commercial paper or finance company paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Services, Inc. or Standard & Poor's Corporation or their successors;

                  (D) repurchase agreements related to an investment of the type described in Clause (A) above, provided that the counter-party thereto is a government securities dealer designated by the Federal Reserve Bank of New York as a "Reporting Dealer" and whose financial statements indicate that it has a capital of at least $50,000,000.00 and that the investment which is the subject of such repurchase agreement shall be at all times during the term of the repurchase agreement in the possession of the Borrower (or the Agent) or the interest of such Borrower therein shall be appropriately recorded in accordance with the United States Federal Regulations regarding Book Entry Treasury Securities;

                  (E) bankers acceptances issued by banks that qualify for the NationsBank of Tennessee, N.A. Federal Funds List, not to exceed $500,000.00 per issuer and a maximum maturity of 180 days;

                  (F) Eurodollar time deposits with banks having a minimum rating by Keefe Bankwatch of A for domestic banks and I for foreign banks, provided the maximum deposit with any bank does not exceed $500,000.00, the concentration in any individual country does not exceed $250,000.00 or 25% of the total amount of all Permitted Investments, whichever is greater, and the aggregate amount of Eurodollar time deposits does not exceed $500,000.00 or 75% of the amount of all Permitted Investments, whichever is greater;

                  (G) money market funds which invest in money market instruments consistent with the guidelines herein set forth for other Permitted Investments provided the same do not exceed 25% of the total amount of all Permitted Investments nor exceed $500,000.00 in any one money market fund;

                  (H) state and municipal general obligation bonds rated A or better by S & P or Moody's for long term issues and Moody's MIG-1 for short term issues, provided no security shall have a maturity in excess of one year, no more than $500,000.00 shall be invested with any single issuer, and the concentration in any one type of issue (states, local governments, school districts, municipal power authorities, hospitals, housing authorities, etc.) shall be limited to 25% of the total amount of all Permitted Investments or $250,000.00, whichever is greater; and

                  (I) other investments approved by the Banks in writing in advance.

                  "Permitted Liens" means:

                           (A) Liens in favor of the Agent for the benefit
of the Banks;

                           (B) Security interests in assets (not stock) granted
to secure equipment notes and capitalized leases provided such security interests secure not more than the amount of the purchase price financed thereby, and provided further that the purchase is either permitted by Paragraph
7.16 or approved by the Banks pursuant to Paragraph 7.15 in connection with a Permitted Acquisition;

                           (C) Liens for taxes, assessments, or similar charges,
incurred in the ordinary course of business that are not yet delinquent;

                           (D) Pledges or deposits made in the ordinary course
of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                           (E) Liens of mechanics, materialmen, warehousemen,
carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet delinquent;

                           (F) Good faith pledges or deposits made in the
ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                           (G) Encumbrances consisting of zoning restrictions,
easements or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower or any Subsidiary in the operations of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

                           (H) Existing liens set forth or described on Exhibit
C, attached hereto and made a part hereof, and renewals thereof;

                           (I) Landlord's liens on Fixtures retained in any
lease;

                           (J) The  following,  if the validity or amount
thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed; if Borrower or any Subsidiary has posted such security as may be required by Laws or as is reasonably satisfactory to Banks; and if the following do not, in the aggregate, materially detract from the value of the properties of the Borrower or any Subsidiary taken as a whole, or materially impair the use thereof in the operation of their respective businesses:

                                    (1) Claims or liens for taxes,
assessments or charges due and payable and subject to interest or penalty;

                                    (2) Claims, liens and encumbrances upon,
and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                                    (3) Claims or liens of mechanics,
materialmen, warehousemen, carriers, or other like liens; and

                                    (4) Adverse judgments on appeal.

                  "Person" means any individual, corporation, partnership, association, joint-stock company, estate, trust, unincorporated organization, limited liability company, joint venture, court or government or political subdivision or agency thereof.

                  "Pledged Stock" means the stock and other interests pledged pursuant to the Stock Pledge Agreements described in Paragraph 3.1.

                  "Pledgor" means the Borrower and each other owner of the Pledged Stock as set forth in the Stock Pledge Agreements.

                  "Prime Rate" means that rate announced by NationsBank of Tennessee, N.A. from time to time as the NationsBank Prime Rate. No representation is made herein that the NationsBank Prime Rate is the lowest rate at which any Bank will lend to its customers.

                  "Pro-Forma Effect" means, in making any calculation to determine if Borrower and its Subsidiaries are in compliance with Subparagraphs 6.17(B) and (C) or to determine if the conditions precedent to an Acquisition Advance under Subparagraph 7.15(A) have been met, that the calculation will be made assuming that (a) any Permitted Acquisition made during the twelve-month period ending on the date of determination (the "Reference Period") was made on the first day of the Reference Period, and (b) any Indebtedness associated with
(a) incurred during the Reference Period or to be incurred as of the date of determination was made or incurred on the closing date of the Permitted Acquisition. Acquisition Cash Flow for the Reference Period associated with the assets acquired or to be acquired in any Permitted Acquisition will be included in the calculation of Cash Flow for Borrower and its Subsidiaries. Any Indebtedness incurred or to be incurred by Borrower or any Subsidiary in connection with the consummation of any Permitted Acquisition will be assumed to have been incurred on the closing date of the Permitted Acquisition. All Interest Expense actually incurred during the Reference Period whether or not attributable to Indebtedness assumed, refinanced or paid off in the Acquisition, will be included in the calculation for which a Pro-Forma Effect is being given.

                  "Quarterly Dates" means the first day of each January, April, July, or October, the first of which shall be the first such day after July 1, 1997.

                  "Quarterly Period" means (a) the Period from the Closing Date to the next succeeding Quarterly Date and (b) thereafter, any period from the first day after a Quarterly Date to the next succeeding Quarterly Date.

                  "Records" means correspondence, memoranda, tapes, books, discs, paper, magnetic storage and other documents or information of any type, whether expressed in ordinary or machine language.

                  "Reimbursement Obligations" means, at any time, the obligation of the Borrower then outstanding, or which may thereafter arise in respect of any or all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Bank and the other Banks with respect to their Letter of Credit Interests in respect of any drawings under a Letter of Credit.

                  "Rental Expense" means, with respect to the Borrower and its Subsidiaries for any period, the gross real estate rental expenses of the Borrower and its Subsidiaries for such period determined in accordance with generally accepted accounting principles consistently applied, excluding all personal property rental expense.

                  "Revolving Loan" means Loans made pursuant to Paragraph 2.1(A).

                  "Shareholders' Equity" means, at any time, the accounts required to be set forth in a balance sheet of the Borrower and its Subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied, including but not limited to: (A) the par or stated value of all outstanding capital stock, including preferred stock that is not redeemable prior to the then stated Loan Termination Date and any accrued dividends thereon; (B) capital surplus, including additional paid-in capital; and (C) retained earnings.

                  "Subordinated Indebtedness" means all Indebtedness incurred pursuant to the Note Purchase Agreement and any Indebtedness incurred at any time by the Borrower or any Subsidiary, the repayment of which is subordinated to the Obligations in form and manner satisfactory to the Banks. All existing Subordinated Indebtedness is so specified in Exhibit D attached hereto.

                  "Subsidiary" means any corporation, partnership, joint venture, or limited liability company of which fifty percent (50%) or more of the outstanding voting securities or other ownership interests shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by the Borrower, and "Subsidiaries" means all such entities together with each of the Guarantors including Horizon, if different.

                  "Subsidiary Advances" means any advances of any kind made (regardless of the form, whether equity or debt, cash or property) by the Borrower or a Subsidiary to a Subsidiary, whether such advances are to fund the purchase price of any Person that will upon the completion of the acquisition become a Subsidiary, to fund working capital advances, or otherwise.

                  "Total Commitments" means from time to time the aggregate Commitments of all of the Banks hereunder, which initially is $40,000,000, subject to reduction as provided in Paragraph 2.5 hereof.

                  "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Tennessee, as it may be amended from time to time; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of a security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Tennessee, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                  "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

                  "Unutilized Revolving Commitment" means, with respect to any Bank at any time, such Bank's maximum Commitment at such time without regard to any Borrowing Base limitations less the sum of (i) the aggregate principal amount of all Revolving Loans made by such Bank that are outstanding at such time, and (ii) such Bank's Commitment Percentage of all Letter of Credit Liabilities at such time.

                  "Working Capital" means those advances used for general corporate purposes in the ordinary course of business, but excluding the costs of the Acquisition of any Person, permitted or otherwise.

                  The definitions in this Section I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles, as in effect from time to time; provided however, in determining compliance with any covenant set forth in
Section VI, such term shall be construed in accordance with generally accepted accounting principles as in effect on the date of this Agreement consistently applied.

                              SECTION II. THE LOANS
                              ---------------------

                  2.1 The Revolving Loan Commitments. (A) Subject to the terms and conditions of and relying on the representations, warranties and covenants contained in this Agreement, through the day prior to the Loan Termination Date, each Bank agrees to fund severally but not jointly to the Borrower the amount set out below their names, which for all of the Banks shall be initially an aggregate maximum principal amount of up to Forty Million Dollars ($40,000,000.00), provided the principal balance of the Revolving Loans outstanding shall not exceed the Borrowing Base. The maximum Commitment of each of the Banks and its respective percentage of the Total Commitments (the "Commitment Percentage" of each Bank) are as follows:

---------------------------------------------------------------------------------------
                    Bank                         Acquisition Loan         Commitment
                                                Commitment Amount         Percentage
---------------------------------------------------------------------------------------
  NationsBank of Tennessee, N.A.                  $25,000,000                62.50%
---------------------------------------------------------------------------------------
  First Tennessee Bank National Association       $15,000,000                37.50%
---------------------------------------------------------------------------------------
  TOTAL COMMITMENTS                               $40,000,000                 100%
---------------------------------------------------------------------------------------


The Revolving Loans shall be evidenced by the (i) Twenty Five Million Dollar ($25,000,000.00) Note of Borrower to NationsBank of Tennessee, N.A., and (ii) the Fifteen Million Dollar ($15,000,000.00) Note of Borrower to First Tennessee Bank National Association, which Notes are substantially in the form set forth in Exhibit A attached hereto, with each Note payable in accordance with its terms. The Borrower may obtain Loans, repay without penalty or premium except as set forth in Paragraph 2.9 below and reborrow hereunder, from the date of this Agreement up to the day prior to the Loan Termination Date, the then available Revolving Loan Commitments or any lesser sum which is in the minimum amount of Two Hundred Fifty Thousand Dollars ($250,000.00) and in an integral multiple of Fifty Thousand Dollars ($50,000.00) if in excess thereof; provided, however, Borrower may not borrow more than two

(2) times in any calendar week. Each advance of the Revolving Loans hereunder shall be made by each Bank ratably in accordance with its respective Commitment Percentage of such advance.

                           (B) The obligations of each Bank to make advances to
Borrower pursuant to its respective Loan Commitment shall not exceed at any time such Bank's Commitment Percentage multiplied by the applicable Borrowing Base as in effect during the term of this Agreement. The Borrowing Base shall be adjusted on July 31, 1997 and on each Borrowing Base Adjustment Date thereafter, with the initial Borrowing Base amount in effect from the date hereof through July 31, 1997 being $32,400,000.00. If at any time the aggregate outstanding principal balances of the Loans exceeds the Borrowing Base, then Borrower shall immediately pay to Agent for the account of the Bank any such excess principal to reduce such outstanding principal balances to the applicable Borrowing Base amount, subject to any penalty set forth in Paragraph 2.9.

                           (C) Revolving Loan advances may be used by the
Borrower to refinance the existing Indebtedness of Nova Factor, Inc. on the date hereof and for Permitted Acquisitions, Working Capital, Reimbursement Obligations and other general corporate purposes; provided however, no more than an aggregate of Twenty Million Dollars ($20,000,000.00) may be outstanding at any one time for Working Capital and Letter of Credit Liabilities; and provided further, that the Banks shall have no obligation to fund if the conditions precedent in Paragraph 3.2 below have not been satisfied.

                           (D) The failure of any Bank to make any advances
hereunder pursuant to its Revolving Loan Commitment shall not relieve any other Bank of its obligation, if any, hereunder to make its advances pursuant to its Revolving Loan Commitment. However, no Bank shall be responsible for any other Bank's failure or refusal to make any advances pursuant to such other Bank's Revolving Loan Commitment.

                           (E) All outstanding principal and interest on each
such Revolving Loan shall be due and payable in full in a balloon installment on the Loan Termination Date. In addition, all outstanding principal in excess of the then available Borrowing Base shall be due on demand.

                  2.2 Borrowing Notices, Interest Rates and Payments of
Interest.

                           (A) Loans made hereunder may be either Eurodollar
Loans, Floating Rate Loans, or a combination thereof; provided, Eurodollar Loans shall be in the minimum amount of $1,000,000.00 and shall be in an integral multiple of $100,000.00.

                           (B) The Borrower shall give the Agent irrevocable
notice in the form attached hereto as Exhibit B (a "Borrowing Notice") not later than 10:00 a.m. Nashville time at least three (3) Business Days prior to the date of any requested disbursement of Eurodollar Loans and one (1) Business Day prior to any requested disbursement of Floating Rate Loans. Each Borrowing Notice shall be filled in and signed and may be made by telecopier, telex or cable in addition to the means set forth for giving notice in Paragraph 10.5. Each Borrowing

Notice shall specify the requested date of such requested disbursement; the aggregate amount of such disbursement; the type of Loan, i.e., Eurodollar or Floating Rate; and if a Eurodollar Loan, the designated Interest Period. The Agent shall promptly advise the other Banks of any Borrowing Notice given pursuant to this Subparagraph and each Bank's portion of the requested Loan. Not later than noon (12:00 a.m.) Nashville time on each disbursement date, and subject to the terms and conditions hereof, Agent will credit the proceeds of the Loans received by Agent from the Banks to the Borrower's deposit account with Agent. Each such Borrowing Notice shall obligate the Borrower to accept the Loan disbursement requested thereby.

                           (C) The Borrower shall have the right at any time, on
prior irrevocable written, faxed or telex notice to the Agent not later than 10:00 a.m., Nashville time, three (3) Business Days prior to the date of any requested conversion, to convert any Floating Rate or Eurodollar Loan into a Loan of another type, or to continue any Eurodollar Loan for another Interest Period (specifying in each case the Interest Period to be applicable thereto), subject in each case to the following:

                                    (1) Each conversion or continuation
shall be made prorata among the Banks in accordance with the respective principal amounts of the Loan converted or continued;

                                    (2) No Eurodollar Loan shall be
converted at any time other than at the end of the Interest Period applicable thereto;

                                    (3) Each conversion shall be effected by
applying the proceeds of the new Eurodollar and/or Floating Rate Loan, as the case may be, to the Loan (or portion thereof) being converted;

                                    (4) The number of Eurodollar Loans
outstanding at one time may not exceed six (6); and

                                    (5) No Interest Period may be selected
for any Eurodollar Loan that would end later than a repayment date occurring on or after the first day of such Interest Period if the aggregate outstanding amount of Eurodollar Loans with Interest Periods ending prior to such repayment date plus the aggregate outstanding amount of all Floating Rate Loans is not equal to or greater than the principal amount(s) of the Loan(s) to be paid on such repayment date.

                           (D) Each notice pursuant to this Paragraph shall be
irrevocable and shall refer to this Agreement and specify (1) the identity and principal amount of the particular Loan that the Borrower requests be converted or continued, (2) if such notice requests conversion, the date of such conversion (which shall be a Business Day), and (3) if a Loan is to be converted to a Eurodollar Loan or a Eurodollar Loan is to be continued, the Interest Period with respect thereto. In the event that the Borrower shall not give notice to continue any Eurodollar Loan for a subsequent period, such Eurodollar Loan (unless repaid) shall automatically be converted into a Floating Rate Loan. If the Borrower shall fail to specify in any Borrowing Notice the type of borrowing or, in the case of a Eurodollar Loan, the applicable
Interest Period, the Borrower will be deemed to have requested a Floating
Rate Loan. If Agent reasonably believes that any failure by Borrower to specify the type of borrowing or the applicable Interest Period shall have resulted from failure of communications equipment or clerical error, then prior to funding any such borrowing the Agent shall use reasonable efforts to obtain confirmation from Borrower of the contents of such Borrowing Notice; however, in the absence of prompt confirmation by Borrower which specifies the type of borrowing and/or the applicable Interest Period, the Borrower will be deemed to have requested a Floating Rate Loan. Notwithstanding anything to the contrary contained above, if an Event of Default shall have occurred and be continuing, no Eurodollar Loan may be continued and no Floating Rate Loan may be converted into a Eurodollar Loan.

                           (E) Interest shall be charged and paid on each Loan
from the date of the initial advance thereunder until such Loan is paid or converted as follows:

                                    (1) For a Floating Rate Loan, at an
annual rate equal to the Prime Rate plus the Applicable Prime Rate Margin, said rate to change contemporaneously with any change in the Prime Rate.

                                    (2) For a Eurodollar Loan, at a rate
equal to the LIBO Rate plus the Applicable LIBO Rate Margin.

                                    (3) The Borrower shall pay to any Bank,
if and so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar Liabilities, additional interest on the unpaid principal amount of each Eurodollar Loan, from the date of such advance until said principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the Interest Period from (ii) the rate obtained by dividing the LIBO Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period, payable on each date on which interest is payable. Such additional interest shall be determined by such Bank who shall notify Borrower thereof.

                                    (4) Interest for both Floating Rate
Loans and Eurodollar Loans shall be computed on the basis of a 360-day year counting the actual number of days elapsed, and shall be due and payable without notice on each Interest Payment Date. On each change in interest rate pursuant to this Agreement, the rate of interest charged as a result of such change shall not exceed the maximum rate of interest allowed by applicable Laws at the time of such change.

                           (F) Notwithstanding the foregoing, upon the
occurrence of an Event of Default interest may be charged at the Default Rate as defined and set forth in the Notes if the Majority Banks so elect, regardless of whether the Majority Banks have elected to exercise any other remedies under
Section VIII hereof, including without limitation acceleration of the maturity of the outstanding principal of the Notes. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default to the extent any right to cure is given.

                           (G) All agreements herein made are expressly limited
so that in no event whatsoever shall the interest and loan charges agreed to be paid to the Banks for the use of the money advanced or to be advanced pursuant to this Agreement exceed the maximum amounts collectible under applicable laws in effect from time to time. There is no intent to evade applicable Laws pertaining to usury and applicable loan charges, and if for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the Loans shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by the Banks that exceed such maximum amounts shall be applied to the reduction of the principal balance of the Loans and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the Loans exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision herein and in any and all other agreements and instruments now existing or hereafter arising between Borrower and the Banks with respect to the Loans.

                  2.3 Letters of Credit. Subject to the terms and conditions of this Agreement, the Commitments may be utilized, upon the request of the Borrower, in addition to the Loans provided for by Paragraph 2.1, for the issuance by the Issuing Bank of letters of credit ("Letters of Credit") for the account of the Borrower; provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Loans exceed the aggregate amount of the Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities and Loan advances for Working Capital exceed $20,000,000.00 and (iii) the expiration date of any Letter of Credit extend beyond the earlier of the Loan Termination Date and the date twelve months following the issuance of such Letter of Credit. The following additional provisions shall apply to Letters of Credit:

                           (A) The Borrower shall give the Agent at least three
Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Loan Termination Date) each Letter of Credit is to be issued and describing in reasonable detail the proposed terms of such Letter of Credit (including its beneficiary) and the nature of the transactions or obligations proposed to be supported (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). The Borrower shall be the account party for each Letter of Credit, including Letters of Credit issuable to a beneficiary having a claim or potential claim against a Subsidiary of the Borrower.

                           (B) On each day during the period commencing with the
issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated or, if drawn upon, until the resulting Reimbursement Obligations have been reimbursed in full by the Borrower (whether by a borrowing under this agreement or otherwise), the Commitment of each Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Bank's Commitment Percentage of the then Letter of Credit Liabilities associated with such Letter of Credit. Each Bank (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit it shall automatically acquire a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to such Bank's Commitment Percentage of such liability, and each Bank (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Commitment Percentage of the Issuing Bank's liability under such Letter of Credit.

                           (C) Upon  receipt  from the  beneficiary of any
Letter of Credit or any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Borrower (through the Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. The Borrower hereby unconditionally agrees to pay and reimburse the Agent for the account of the Issuing Bank and the other Banks with respect to their Letter of Credit Interest for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary under such Letter of Credit, without presentment, demand, protest or other formalities of any kind. Any amounts not so paid or borrowed as set forth in (D) below shall bear interest at the rate(s) specified in the Letter of Credit Documents or, if higher, at the rate(s) specified on the Notes (including the Default Rate, if applicable).

                           (D) Forthwith upon its receipt of a notice
referred to in clause (C) of this Paragraph 2.3, the Borrower shall advise the Agent whether or not the Borrower intends to borrow under Paragraph 2.1 to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Paragraph 2.2. In the event that the Borrower fails to so advise the Agent, and if the Borrower fails to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the Agent shall give each Bank prompt notice of the amount of the demand for payment, specifying such Bank's Commitment Percentage of the amount of the related demand for payment, and the Borrower shall be deemed in default hereunder for breaching Subparagraph 2.3(C) above.

                           (E) Each Bank (other than the Issuing  Bank)
shall pay to the Agent for the account of the Issuing Bank in Dollars and in immediately available funds, the amount of such Bank's Commitment Percentage of any payment under a Letter of Credit upon notice by the Agent to such Bank requesting such payment and specifying such amount as provided in clause (D) of this Paragraph 2.3. Each such Bank's obligation to make such payments to the Agent for the account of the Issuing Bank under this clause (E), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Bank to make its payment under this clause (E), the financial condition of the Borrower (or any other account party), the existence of any Default or (ii) the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

                           (F) Upon the  making of each  payment by a Bank
to the Issuing Bank pursuant to clause (E) above in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Bank, acquire (i) a participation in any amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Borrower under this Agreement and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Bank's Commitment Percentage in any interest or other amounts payable by the Borrower under such Letter of Credit Documents and the other Loan Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to clause (G) of this Paragraph 2.3). Upon receipt by the Issuing Bank from or for the account of the Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of set-off or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Agent for the account of each Bank who shall have previously assumed a participation in such payment under clause (ii) above, such Bank's Commitment Percentage of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Banks is rescinded or must otherwise be returned by the Issuing Bank, each Bank shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Bank, with interest at the rate specified in clause (J) of this Paragraph 2.3.

                           (G) Borrower  shall  pay to the  Agent  for the
account of each Bank a letter of credit fee in respect of each Letter of Credit on the undrawn face amount of such Letter of Credit at its date of issuance and on each Quarterly Date occurring thereafter until such Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, to be paid in advance on its issuance for the period of time until the next Quarterly Date and thereafter on each Quarterly Date and on the Loan Termination Date) in an amount equal to 2.5% per annum or, for any Quarterly Period prior to the first day of which (and in any event no later than 45 days after the end of the fiscal quarter most recently ended) the Borrower has delivered to the Agent a compliance certificate of the Borrower calculating the Funded Debt to Cash Flow ratio as set forth in Paragraph 6.17(C) below for the last day of such fiscal quarter (other than such portion of such period during which a Default shall be continuing), the percentage per annum set forth below opposite the Funded Debt to Cash Flow ratio for the Borrower reflected on such certificate:


Funded Debt to Cash Flow                                        Percentage Rate
------------------------                                        ---------------
Greater than 3.0 to 1.0                                         2.5% per annum

Equal to or Less than 3.0:1.0 and Greater than 2.25:1.0         2.0% per annum

Equal to or Less than 2.25:1.0 and Greater than 1.5:1.0         1.5% per annum

Equal to or Less than 1.5 to 1.0                                0.75% per annum


All calculations of Letter of Credit fees shall be based on a 360 day year counting the actual number of elapsed days. Notwithstanding the foregoing, following the occurrence of an Event of Default and for so long as any such Default remains uncured, the Letter of Credit fee otherwise applicable as hereinabove set forth shall be increased by two percent (2%) per annum.

                           (H)      Upon the request of any Bank from time to
time, the Issuing Bank shall deliver any information reasonably requested by such Bank with respect to each Letter of Credit then outstanding.

                           (I)      The issuance by the Issuing Bank of each
Letter of Credit shall be subject, in addition to the conditions precedent set forth in Paragraph 3.2, to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and
(ii) the Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type; provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement, the provisions of this Agreement shall control.

                           (J)      To the  extent  that  any  Bank  fails to
pay any amount required to be paid pursuant to clause (E) or (F) of this Paragraph 2.3 when due, such Bank shall pay interest to the Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the Prime Rate plus 1.0%.

                           (K)      The  issuance by the Issuing  Bank of any
modification or supplement to any Letter of Credit shall be subject to the same conditions applicable under this Paragraph 2.3 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued unless either (x) the respective Letter of Credit as affected by such action would have complied with such conditions had it originally been issued in such modified or supplemented form or (y) each Bank shall have consented to such modification or supplement.

                           (L)      The obligations of the Borrower under this
Paragraph 2.3 shall be unconditional and absolute and shall not be affected, modified or impaired, upon the happening at any time or from time to time of any event, including any of the following, whether or not with notice to or the consent of the Borrower:

                                    (1)     the compromise, settlement, release,
modification, amendment (whether material or otherwise) or termination of any or all of the obligations, conditions covenants or agreements of any Person in respect of any of the Loan Documents;

                                    (2)     the occurrence, or the failure by
the Agent, any Bank or any other Person to give notice to the Borrower of the occurrence, of any Event of Default or any default under any of the other Loan Documents;

                                    (3)     the waiver of the  payment,
performance or observance of any of the obligations, conditions, covenants or agreements of any Person contained in any of the Loan Documents;

                                    (4)     the extension of the time for
performance of any other obligations, covenants or agreements of any Person under or arising out of any of the Loan Documents;

                                    (5)     the taking or the omission of any of
the actions referred to in any of the Loan Documents;

                                    (6)     any failure, omission or delay on
the part of the Agent, any Bank, the Borrower or the beneficiary of any Letter of Credit to enforce, assert or exercise any right, remedy, power or privilege conferred by this Agreement or any of the Loan Documents, or any other act or acts on the part of the Agent, any Bank, the Borrower or the beneficiary of any Letter of Credit;

                                    (7)     the voluntary or involuntary
liquidation, dissolution, sale or other disposition of all or substantially all the assets of, the marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings which affect, the Borrower or any other party to any of the Loan Documents;

                                    (8)     any lack of validity or
enforceability of this Agreement, any Letter of Credit or any other Loan Document, or any allegation of invalidity or unenforceability or any contest of such validity or enforceability;

                                    (9)     the existence of any claim, set-off,
defense or other right which the Borrower may have at any time against the Agent, any Bank or any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom the Bank or any such beneficiary or transferee may be acting), or any other Person, whether in connection with this

Agreement or any of the other Loan Documents or any of the transactions contemplated by any Loan Document or any unrelated transaction;

                                    (10)    any statement in any certificate or
any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any such statement being untrue or inaccurate in any respect whatsoever;

                                    (11)    payment by the Issuing Bank under
any Letter of Credit against presentation of a demand or certificate which does not comply with the terms of such Letter of Credit;

                                    (12)    the release or discharge  by
operation of law of the Borrower from the performance or observance of any obligation, covenant or agreement contained in any of the Loan Documents; or

                                    (13)    any other circumstance or happening
whatsoever, whether or not similar to any of the foregoing.

                           (M)     Without affecting the Borrower's liability
under Paragraph 10.7, the Borrower agrees to indemnify each of the Issuing Bank, the Agent and the Banks and their respective affiliates, directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, damages or expenses incurred by any of them in connection with or by reason of any actual or threatened investigation, litigation or other proceeding (including, in respect of the Issuing Bank and the Agent, any such investigations, litigation or other proceeding between the Issuing Bank or the Agent and any Bank) relating to (a) the execution and delivery of any Letter of Credit; (b) the use of the proceeds of any drawing under any Letter of Credit; or (c) the transfer or substitution of, or payment or failure to pay under, any Letter of Credit, including the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, but excluding damages, losses, liabilities or expenses to the extent, but only to the extent, incurred by reason of (x) the willful misconduct or gross negligence of the Issuing Bank, including without limitation in determining whether a document presented under any Letter of Credit complies with the terms of such Letter of Credit or (y) in the case of the Issuing Bank, such Bank's failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and condition of such Letter of Credit. It shall not be a condition to any such indemnification that the Issuing Bank, the Agent or any Bank shall be a party to any such investigations, litigation or other proceeding. Nothing in this Paragraph 2.3 is intended to limit the Borrower's payment obligations under this Agreement.

                           (N)      The Borrower  assumes all risks of the acts
or omissions of any beneficiary of any Letter of Credit with respect to the use of the Letter of Credit. None of the Agent, any Bank nor any of their respective affiliates, officers, directors, employees, attorneys or agents shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of any beneficiary of any Letter of Credit in connection with such Letter of Credit; (b) the validity, sufficiency or genuineness of documents presented to the

Issuing Bank, or of any endorsement on such documents, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failure to make payment under any Letter of Credit; provided that the Borrower shall have a claim against the Issuing Bank to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether a document presented under any Letter of Credit complies with the terms of such Letter of Credit or (ii) the Issuing Bank's willful failure to pay under the Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  2.4 Nonuse Fee. The Borrower shall pay to the Agent for the account of each Bank a nonuse fee on the average daily Unutilized Revolving Commitment of such Bank for the period from and including the Closing to but not including the earlier of the date such Commitment is terminated and the Loan Termination Date, at the rate of (a) for the first Quarterly Period, 0.30% per annum and (b) thereafter, 0.30% per annum or, for any Quarterly Period prior to the first day of which (and in any event no later than 45 days after the end of the fiscal quarter most recently ended) the Borrower has delivered to the Agent a compliance certificate of the Borrower calculating the Funded Debt to Cash Flow ratio as set forth in Paragraph 6.17(C) below for the last day of such fiscal quarter (other than such portion of such period during which an Event of Default shall be continuing), the percentage per annum set forth below opposite the Funded Debt to Cash Flow ratio for the Borrower reflected on such certificate:


Funded Debt to Cash Flow                                           Percentage Rate
------------------------                                           ---------------
Greater than 3.0 to 1.0                                            30% per annum

Equal to or Less than 3.0:1.0 and Greater than 2.25:1.0            25% per annum

Equal to or Less than 2.25:1.0 and Greater than 1.5:1.0            25% per annum

Equal to or Less than 1.5 to 1.0                                   20% per annum


Nonuse fees shall be calculated on a 360-day year counting the actual number of elapsed days.

Accrued nonuse fees shall be payable in arrears on each Quarterly Date and on the earlier of each of the date the relevant Commitments are terminated and the Loan Termination Date.

                  2.5 Reduction of Commitment. The Borrower shall have the right to reduce the amount of the aggregate Commitments, at any time and from time to time, in any integral multiple of One Million Dollars ($1,000,000.00), which reduction shall, unless otherwise agreed in writing, reduce each Bank's Commitment pro rata in accordance with its Commitment Percentage. Contemporaneously with each such reduction, the Borrower shall repay to the Agent for the account of each Bank in accordance with its respective Commitment Percentage the amounts, if any, by which the then outstanding principal balance of each Note exceeds each Commitment as so reduced. After each such reduction: (i) the Borrower shall immediately pay the Agent any Nonuse Fee provided for in Paragraph 2.4 with respect to the amount by which the Commitments are so reduced, but only with respect to the time any such Commitment existed and only to the extent not previously paid;
(ii) the Nonuse Fee provided for in Paragraph 2.4 shall be calculated with respect to the aggregate Commitments as so reduced; and (iii) the Commitments may not be increased without the written consent of the Banks.

                  2.6     Alternate Rate of Interest

                          (A)      In the event,  and on each occasion, that on
the date of commencement of any Interest Period for a Eurodollar Loan, any Bank shall have determined:

                                    (1)     That dollar  deposits in the amount
of the requested principal amount of such Eurodollar Loan are not generally available in the London Interbank Market;

                                    (2)     That the rate at which such dollar
deposits are being offered will not adequately and fairly reflect the cost to Bank of making or maintaining such Eurodollar Loan during such Interest Period; or

                                    (3)     That reasonable means do not exist
for ascertaining the LIBO Rate, such Bank shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Agent and Borrower. In the event of any such determination, any request by the Borrower for a Eurodollar Loan pursuant to Paragraph 2.2 shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Floating Rate Loan. Each determination by a Bank hereunder shall be conclusive absent manifest error.

                  2.7     Change in Circumstances

                           (A)      Notwithstanding  any  other  provision
herein, if after the date of this Agreement any change in applicable Laws or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to a Bank under any Eurodollar Loan made by a Bank or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of such Bank by the country in which such Bank is located, or by the jurisdiction in which such Bank has its principal office, or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve requirement, special deposit, insurance charge (including FDIC insurance on Eurodollar deposits) or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank or shall impose on such Bank or the London Interbank Market any other condition affecting this Agreement or Eurodollar Loans made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount reasonably deemed by such Bank in good faith to be material, then the Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank for such additional costs of reduction.

                           (B)      If either:

                                    (1)     The  introduction  of, or any change
in, or in the interpretation of, any United States or foreign law, rule or regulation; or

                                    (2)     Compliance  with any directive,
guidelines or request from any central bank or other United States or foreign governmental authority (whether or not having the force of law) promulgated or made after the date hereof (but excluding, however, any law, rule, regulation, interpretation, directive, guideline or request contemplated by or resulting from the report dated July, 1988, entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking Regulations and Supervisory Practices), affects or would affect the amount of capital required or expected to be maintained by a Bank (or any lending office of such Bank) or any corporation directly or indirectly owning or controlling such Bank (or any lending office of such Bank) based upon the existence of this Agreement, and such Bank shall have determined that such introduction, change or compliance has or would have the effect of reducing the rate of return on Bank's capital or on the capital of such owning or controlling corporation as a consequence of its obligations hereunder (including its Commitment) to a level below that which such Bank or such owning or controlling corporation could have achieved but for such introduction, change or compliance (after taking into account that Bank's policies or the policies of such owning or controlling corporation, as the case may be, regarding capital adequacy) by an amount reasonably deemed by such Bank in good faith to be material, then, from time to time, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction attributable to making, funding and maintaining its Commitment, Loans and Letters of Credit hereunder.

                           (C)      A certificate of any Bank setting forth such
amount or amounts as shall be necessary to compensate such Bank (or its participating banks or other entities pursuant to Paragraph 10.8) as specified in paragraph (A) or (B) above, as the case may be, shall be delivered to the Agent and the Borrower; provided however, that the Borrower shall be responsible for compliance herewith and the payment of increased costs only to the extent:

                                    (1)     Any change in Laws  giving rise to
increased costs occurs after the date of this Agreement;

                                    (2)     Such change in Laws or the
application thereof applies generally to the banking industry and is not the result of one or more of the Banks in this Agreement having inadequate or substandard capital as determined by its regulators; and

                                    (3)     The affected  Bank gives notice of
the change giving rise to increased costs within one hundred eighty (180) Business Days after such Bank has, or with reasonable diligence should have had, knowledge of the change, or else such Bank can only collect costs from and after the date of the notice.

Subject to the foregoing, the Borrower shall pay to the Agent for the account of the affected Bank the amount shown as due on any such certificate within thirty
(30) days after its receipt of such certificate.

                           (D)      The protection of this Paragraph 2.7 shall
be available to each Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition that shall have been imposed; provided, if a court of competent jurisdiction (or a final administrative proceeding which is not judicially challenged) finally determines that such law or regulation is invalid or unapplicable, then the protection of this Paragraph shall not be available.

                  2.8     Change in Legality

                          (A)       Notwithstanding  anything to the contrary
herein contained, if any change in any law or regulation or in interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Agent and the Borrower, such Bank may:

                                    (1)     Declare  that  Eurodollar  Loans
will not thereafter be made by such Bank hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

                                    (2)     Require that all outstanding
Eurodollar Loans made by it be converted to Floating Rate Loans, in which event
(a) all such Eurodollar Loans shall be automatically converted to Floating Rate Loans as of the effective date of such notice as provided in paragraph (B) below and (b) all payments and prepayments of principal that would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Floating Rate Loans resulting from the conversion of such Eurodollar Loans.

                           (B)      For purposes of this  Paragraph  2.8, a
notice to the Borrower and Agent by any Bank pursuant to (A) above shall be effective, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the date of receipt by the Borrower.

                  2.9      Optional Prepayment - Premiums in Certain Events

                           (A)      The Borrower  may, upon three (3) Business
Days' prior written notice to the Agent, and upon payment of all premiums set forth in subparagraph (D) hereinbelow, prepay any outstanding Eurodollar Loans prior to any Interest Payment Date for such Eurodollar Loans, in whole or in part.

                           (B)      The  Borrower  may at any time prepay any
outstanding Floating Rate Loans in whole or in part without premium or penalty.

                           (C)      Each notice of prepayment of any Eurodollar
Loan shall specify the date and amount of such prepayment and shall be irrevocable. The Agent shall promptly notify the Banks of its receipt of a notice of prepayment. Each partial prepayment of any Eurodollar Loans shall be in an aggregate principal amount which is the lesser of (1) the then outstanding principal balance of the one or more Eurodollar Loans to be prepaid, or (2) One Hundred Thousand Dollars ($100,000.00) or an integral multiple thereof. Interest on the amount prepaid accrued to the prepayment date shall be paid on such date.

                           (D)      Upon prepayment of any Eurodollar Loan on a
date other than the relevant Interest Payment Date for such borrowing, Borrower shall pay to Agent for the account of each Bank, in addition to all other payments then due and owing the Banks, premiums which shall be equal to an amount, if any, reasonably determined by each Bank to be the difference between the rate of interest then applicable to the relevant Eurodollar Loan and the yield each Bank receives upon reinvestment of so much of the relevant Eurodollar Loans as is prepaid for the remainder of the term of the relevant Eurodollar Loan or Loans. Anything in this section 2.9(D) to the contrary notwithstanding, the premiums payable upon any such prepayment shall not exceed the amount, if any, reasonably determined by each Bank to be the difference between the rate of interest then applicable to the relevant Eurodollar Loan and the yield that each Bank could receive upon reinvestment in the "Floor Reinvestment" of so much of the relevant Eurodollar Loan as is prepaid for the remainder of the term of the relevant Eurodollar Loan. For purposes hereof, "Floor Reinvestment" shall mean an investment for the time period from the date of such prepayment to the end of the relevant Interest Period applicable to such Eurodollar Loan at an interest rate per annum equal to the Federal Fund Rate "offered" as published in the Wall Street Journal on the date of such prepayment. All determinations, estimates, assumptions, allocations and the like required for the determination of such premiums shall be made by each Bank in good faith and shall be presumed correct absent demonstrable error.

                  2.10     Payment to the Agent

                           (A)      The Agent shall send the Borrower statements
of all amounts due hereunder (or the Banks may in the case of Section 2.7 above), which statements shall be considered correct and conclusively binding on the Borrower unless the Borrower notifies the Agent to the contrary within one hundred eighty (180) days of its receipt of any statement to which it objects. All sums payable to the Banks hereunder shall be paid directly to the Agent for the account of each Bank in immediately available funds prior to 12:00 noon, Nashville time, on the date when such sums are due and payable. Any amounts received by the Agent after 12:00 noon Nashville time on any Business Day shall be deemed to have been received on the next Business Day.

                           (B)      Each  payment  made to the  Agent on the
Notes or for other sums or fees due hereunder for the account of the Banks shall in like funds be properly remitted by the Agent to each Bank, no later than 2:00 p.m. Nashville time on the date on which Agent receives such payment.

                        SECTION III. CONDITIONS PRECEDENT
                        ---------------------------------

                  The obligation of the Banks to fund and/or continue funding the Loans hereunder is subject to the following conditions precedent:

                  3.1 Documents Required for the Closing. The Borrower shall have delivered to the Agent prior to the initial disbursement of the Loans the following:

                           (A)      Evidence  satisfactory to the Agent and the
Banks that the Horizon Acquisition has been closed pursuant to the terms of the Stock Purchase Agreement and that the Borrower is the lawful owner and holder of all of the shares of Horizon;

                           (B)      This Agreement,  duly executed by the
Borrower,  the Guarantors,  the Agent and the Banks;

                           (C)      The Notes;

                           (D)      Stock Pledge Agreements (collectively, the
"Stock Pledge Agreements") in the form attached hereto as Exhibit E, including
Schedule I thereto, duly executed by the Borrower and Southern Health Systems, Inc., respectively, together with certificates representing the shares pledged thereby, duly endorsed in blank, and stock powers duly endorsed in blank;

                           (E)      Duly executed  Guaranty and Suretyship
Agreements (collectively the "Guaranty and Suretyship Agreements") of the Guarantors, in the form attached hereto as Exhibit F;

                           (F)      The Financing Statements required by Section
IV;

                           (G)      A copy of resolutions of Borrower's board of
directors, certified by the corporate secretary or assistant secretary of Borrower as of the date of Closing, authorizing the execution, delivery and performance of this Agreement, the Notes, the Collateral Documents, and each other document to be delivered pursuant hereto;

                           (H)      A copy of resolutions of each Guarantor's
board of directors, certified as of the date of Closing by the secretary of each of such corporations, authorizing the execution, delivery and performance of any documents to be delivered by such corporation pursuant to this Agreement, including without limitation any of the Collateral Documents.

                           (I)      A copy,  certified as of the most recent
date practicable, by the applicable Secretaries of State of Borrower's and each Guarantor's Charter, together with a certificate dated the date of the Closing of each corporate secretary to the effect that such certificates of incorporation have not been amended since the date of the aforesaid Secretary of State certifications;

                           (J)      A copy of Borrower's  by-laws certified by
Borrower's  secretary as of the date of the Closing;

                           (K)      A copy of the by-laws of each Guarantor
certified  by  each  Guarantor's secretary as of the date of Closing;

                           (L)      A certificate dated the date of the Closing
of Borrower's corporate secretary as to the incumbency and signatures of the officers of Borrower executing this Agreement, the Notes, the Collateral Documents, and each other document to be delivered pursuant hereto;

                           (M)      A certificate dated the date of the Closing
of each Guarantor's corporate secretary as to the incumbency and signatures of the officers of each of such corporation executing any document to be delivered pursuant hereto, including without limitation any of the Collateral Documents.

                           (N)      Certificates, as of the most recent dates
practicable, of the Delaware Secretary of State and the Secretary of State of each state in which a Borrower is qualified as a foreign corporation as to the good standing of such Borrower;

                           (O)      Certificates, as of the most recent date
practicable, of the Secretaries of State in each state where each Guarantor is organized as to the good standing of each such Subsidiary;

                           (P)      A written opinion of Messrs.  Armstrong,
Allen, Prewitt, Gentry, Johnston & Holmes, PLLC, the Borrower's counsel, dated the date of the Closing and addressed individually to each Bank, in the form attached hereto as Exhibit G and otherwise satisfactory to the Banks.

                           (Q)      A certificate, dated the date of the
Closing, signed by the president, vice president, chief financial officer, or corporate controller of the Borrower and to the effect that:

                                    (1)     The representations and warranties
set forth within  Section V  are true as of the date of the Closing;

                                    (2)     No Event of Default or Unmatured
Default has occurred as of such date;

                                    (3)     All of the Collateral Documents are
and shall remain in full force and effect.

                           (R)      Copies of all Material Supplier  Agreements,
said agreements to be in form and substance satisfactory to Banks and containing such inventory buy-back arrangements as may be acceptable to the Banks.

                           (S)      Copies of all documents evidencing the
terms and conditions of any debt specified as Subordinated Indebtedness on Exhibit D in form and substance satisfactory to Banks;

                           (T)      A fully executed  Intercreditor  Agreement
between the Banks, the Agent and the holders of the existing Subordinated Indebtedness in such form as may be required by the Banks.

                           (U)      A fully executed  Subordination  Agreement
between Genzyme Corporation and the Agent on behalf of the Banks subordinating the lien of Genzyme Corporation against the accounts of Nova Factor, Inc. to those liens on such accounts granted hereunder by Nova Factor, Inc. in favor of the Agent for the benefit of the Banks to secure the Obligations.

                           (V)      A Federal  Reserve  Form (or Forms) U-1,
duly completed and executed by the Borrower and each Pledgor.

                  3.2 Requirements for all Subsequent Advances. At the Closing, and as an express condition precedent after Closing to each disbursement of any Loan (whether for an Acquisition Advance or otherwise) or the issuance of any Letter of Credit, each of the following shall be true and correct:

                           (A)      As of the date  thereof, no Event of Default
has occurred and is continuing, and no Unmatured Default is in existence;

                           (B)      The extension of credit will be used only as
permitted in Paragraph 2.1;

                           (C)      No Material Adverse Change has occurred
since the date of the Financial Statements or the date of the Closing, as applicable; and

                           (D) All of the Collateral  Documents  remain in full
force and effect, and with respect to any Acquisition Advance the Borrower has satisfied all of the conditions of Paragraph 7.15 including without limitation providing or causing to be provided such additional Collateral Documents as required by Paragraph 7.15.

If any of the foregoing statements is not true and correct, then the Banks shall have no obligation to make the requested advance. In addition, on each requested disbursement of a Revolving Loan, the Borrower shall deliver to the Agent a true and accurate certificate together with (or included within) any Borrowing Notice, dated the date on which a Revolving Loan disbursement is to be made, signed by the president, vice president, chief financial officer, or corporate controller of the Borrower and certifying to the foregoing.

                  3.3 Legal Matters. At the time of the Closing and thereafter, all legal matters incidental to the Loans shall be satisfactory to Agent and its counsel.

                         SECTION IV. COLLATERAL SECURITY
                         -------------------------------

                  4.1 Composition of the Collateral. The property in which a security interest is granted pursuant to the provisions of Paragraphs
4.2 and 4.3 is herein collectively called the "Collateral." The Collateral, together with all of the Borrower's and any Guarantor's other property of any kind, both real and personal, held by, assigned to, mortgaged to or conveyed in favor of the Banks, shall stand as one general, continuing collateral security for all Obligations and the security interest may be retained by the Agent and/or Banks until all Obligations have been satisfied in full.

                  4.2 Rights in Property Held by the Banks. As security for the prompt satisfaction of all Obligations and all Guaranties of the Obligations, the Borrower and each Guarantor hereby assign, transfer and set over to the Banks all of their right, title and interest in and to, and grant each of the Banks and the Agent on behalf of the Banks a lien on and a security interest in, all amounts that may be owing from time to time by the Banks to the Borrower or such Guarantor in any capacity, including, but without limitation, any balance or share belonging to the Borrower or such Guarantor of any deposit or other account with the Banks, which lien and security interest shall be independent of any right of set-off which the Banks and/or Agent may have.

                  4.3 Rights in Property of the Borrower and Guarantors. As further security for the prompt satisfaction of all Obligations and all Guaranties of the Obligations, the Borrower and each Guarantor hereby collaterally assign to the Agent for the benefit of the Banks all of their respective right, title and interest in and to, and grant the Banks a lien upon and security interest in, all of the following, wherever located, whether now owned or hereafter acquired, together with all substitutions, replacements, improvements, accessions or appurtenances thereto, and proceeds (including without limitation insurance proceeds) thereof:

                           (A)      Accounts;

                           (B)      Chattel Paper;
                           (C)      Documents;
                           (D)      Equipment;
                           (E)      Fixtures;
                           (F)      General Intangibles;
                           (G)      Instruments;
                           (H)      Inventory;
                           (I)      The Pledged Stock; and
                           (J) All Records pertaining thereto or to any other Collateral.

                  4.4 Priority of Liens. The foregoing liens shall be first and prior liens except for any Permitted Liens on assets which have priority or would have priority by the operation of Laws.

                  4.5      Financing Statements

                           (A)      The Borrower and each Guarantor will:

                                    (1)     Join with the Agent in executing
such additional Financing Statements (including amendments thereto and continuation statements thereof) in form satisfactory to the Banks as the Banks may specify;

                                    (2)     Pay or  reimburse  the Agent  and/or
the Banks for all costs and taxes of filing or recording the same in such public offices as the Agent may designate, and reimburse the Agent for performing subsequent verification searches following Closing in Tennessee, Alabama and Oklahoma; and

                                    (3)     Take such other  steps as the Agent
may direct, including the noting of the Banks' lien on the Collateral and on any certificates of title therefor all to perfect the Banks' security interest in the Collateral.

                           (B)      A  carbon,  photographic,  or other
reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

                           (C)      To the extent lawful,  the Borrower and each
Guarantor hereby appoint the Agent as their attorney-in-fact (without requiring the Agent to act as such) to execute any Financing Statement in the name of the Borrower or such Guarantor, and to perform all other acts that the Agent deems appropriate to perfect and continue the Banks' security interest in, and to protect and preserve, the Collateral.

                  4.6 Collection of Receivables. Following the occurrence of any Event of Default and for so long as such Event of Default remains uncured, upon demand of the Majority Banks, Borrower and each Guarantor shall deposit or cause to be deposited, all checks, drafts, cash, and other remittances received in payment of services rendered or inventory sold or in payment or on account of its accounts, immediately upon receipt thereof with Agent in a special "lockboxed" bank account maintained with Agent, over which the Agent alone shall have power of withdrawal. The funds in said special bank account shall be held by the Agent on behalf of the Banks as security for all loans made hereunder and all other Obligations of Borrower or any Guarantor to the Banks secured hereby. Said proceeds shall be deposited in precisely the form received, except for the endorsement of Borrower and each Guarantor where necessary to permit collection, which endorsement Borrower and each Guarantor agree to make and which Agent also hereby is irrevocably authorized to make on their behalf. Pending such deposit, Borrower and each Guarantor agree that they will not commingle any such checks, drafts, cash, and other remittances with any of their funds or property, but will hold them separate and apart therefrom and upon an express trust for the Banks until deposit thereof is made in the said special bank account. At least twice weekly, Agent will apply the whole or any part, as the Majority Banks deem appropriate, of the collected funds on deposit in the said special bank account against the principal and/or interest of any loans made hereunder and/or on Borrower's other Obligations secured hereby, the order and method of such application to be in the discretion of the Majority Banks. Any portion of said funds on deposit in the special bank account that the Majority Banks elect not to apply will be paid over by Agent to Borrower.

                    SECTION V. REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------

                  To induce the Banks to enter into this Agreement, the Borrower and each Guarantor jointly and severally represent and warrant to each Bank as follows:

                  5.1 Due Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is qualified to transact business in Tennessee; each Subsidiary is duly organized, validly existing and in good standing under the Laws of its state of formation or incorporation, all as set forth in Exhibit H, and Borrower has no other Subsidiaries except as therein listed; the Borrower and each Subsidiary have the lawful power to own their properties and to engage in the business they conduct, and each is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it is both material and makes such qualification necessary; the states in which the Borrower and each Subsidiary are qualified to do business are set forth in Exhibit H; the percentage of the Borrower's ownership of the outstanding stock or ownership interests of each Subsidiary is as listed in Exhibit H; and the addresses of all places of business of the Borrower and each Subsidiary are as set forth in Exhibit I, together with a separate listing of each office or place of business where the value of the Inventory held equals or exceeds $50,000.00 in amount;

                  5.2 No Conflicting Agreement. Neither the Borrower nor any Subsidiary is in default with respect to any existing Indebtedness where the Indebtedness exceeds $50,000.00 in amount, and the making and performance of this Agreement, the Notes and the Collateral Documents will not (immediately, or with the passage of time or the giving of notice, or both):

                                    (1)     Violate the charter or bylaw
provisions of the Borrower or any Guarantor, or violate any Laws, or result in a default under any material contract, agreement, or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Guarantor or its property is bound; or

                                    (2)     Result in the creation or imposition
of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower or any Guarantor, except in favor of the Agent for the benefit of the Banks;

                  5.3 Capacity. The Borrower and each Guarantor have the power and authority to enter into and perform this Agreement, the Notes and the Collateral Documents, as applicable, and to incur the Obligations herein and therein provided for, and have taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the Notes and the Collateral Documents;

                  5.4 Binding Obligations. This Agreement and the Collateral Documents are, and the Notes when delivered will be, valid, binding, and enforceable in accordance with their respective terms subject to the general principles of equity (regardless of whether such question is considered in a proceeding in equity or at law) and to applicable bankruptcy, insolvency, moratorium, fraudulent or preferential conveyance and other similar laws affecting generally the enforcement of creditors' rights;

                  5.5 Pledged Stock. The Borrower owns the Pledged Stock; the Pledged Stock constitutes one hundred percent (100%) of the issued and outstanding capital stock of the respective issuers thereof; and the Pledged Stock has been duly issued, is fully paid and non-assessable, and is free of all claims, security interests, liens, charges and encumbrances;

                  5.6 Litigation. Except as disclosed in Exhibit J hereto, there is no pending or threatened order, notice, claim, litigation, proceeding or investigation against or affecting the Borrower or any Subsidiary, whether or not covered by insurance, that would involve the payment of One Hundred Thousand Dollars ($100,000.00) or more if adversely determined;

                  5.7 Title. The Borrower and its Subsidiaries have good and marketable title to all of their respective material assets, including without limitation the Collateral, subject to no security interest, encumbrance or lien, or the claims of any other Person except for Permitted Liens;

                  5.8 Financial Statements. The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with generally accepted accounting principles consistently applied, and fully and fairly present the financial condition of the Borrower and its Subsidiaries (including without limitation Horizon) at the dates thereof and the results of operations for the periods covered thereby, and there has been no Material Adverse Change in the financial condition or business of the Borrower and its Subsidiaries (including without limitation Horizon) as last audited to the date hereof;

                  5.9 No Additional Indebtedness. As of the date hereof, the Borrower and its Subsidiaries (including without limitation Horizon) had no Indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except for trade payables and other Indebtedness incurred in the ordinary course of business or to the extent reflected (in a footnote or otherwise) and reserved against in the March 31, 1997 Financial Statements or as disclosed in or permitted by this Agreement; the Borrower does not know, and has no knowledge of any basis for the assertion against it or any Subsidiary (including without limitation Horizon) as of the date hereof, of any material Indebtedness of any nature not fully reflected and reserved against in the March 31, 1997 Financial Statements;

                  5.10 Taxes. Except as otherwise permitted herein, the Borrower and its Subsidiaries (including without limitation Horizon) have filed all federal, state and local tax returns and other reports they are required by Laws to file prior to the date hereof and which are material to the conduct of their respective businesses, have paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the delinquency hereof, and have made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable; the Borrower has no knowledge of any deficiency or additional assessment in connection with any taxes, assessments or charges not provided for on its books;

                  5.11 Licenses; Compliance with Laws. All material certificates of authority, licenses, permits, accreditations and approvals required by all laws and/or governmental authorities necessary in order for Borrower and each of its Subsidiaries to conduct their respective businesses have been obtained and are in full force and effect. Except as otherwise disclosed in Exhibit K hereto, or except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower or any Subsidiary or have a Material Adverse Effect, the Borrower and its Subsidiaries have complied with all applicable Laws with respect to:
(1) any licenses, restrictions, specifications, or other requirement pertaining to services that the Borrower or any Subsidiary performs; (2) the conduct of their respective businesses; (3) the use, maintenance, and operation of the real and personal properties owned or leased by them in the conduct of their respective businesses; and (4) health, safety, worker's compensation, and equal employment opportunity;

                  5.12 Environmental Compliance. The Borrower and its Subsidiaries and their respective assets and operations are in compliance in all material respects with all Environmental Laws. All warehouses, facilities and properties of the Borrower and its Subsidiaries are and will be on the date of Closing in a clean and healthful condition, free of friable asbestos and of all contamination by Hazardous Materials and, to the best of Borrower's actual knowledge, there is no illegal contamination of the air, soil, groundwater or surface waters associated with or adjacent to such plants, facilities and properties; to the best of Borrower's actual knowledge, all storage tanks (whether above or below ground) located in or on such plants, facilities and properties are in sound condition, free or corrosion or leaks that could allow or threaten the release of any Hazardous Material; to the best of Borrower's actual knowledge, no Hazardous Materials have been used, stored, treated or disposed of in violation of applicable Laws and regulations. Neither the Borrower nor any Subsidiary is a defendant in any administrative or judicial action alleging liability under the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), nor has the Borrower or any Subsidiary received a notice that it is a potentially responsible party under CERCLA or similar state Laws. The foregoing representations and exceptions thereto shall in no way diminish or abrogate the covenants made in Paragraph 6.14;

                  5.13 Full Disclosure. No representation or warranty by the Borrower or any Subsidiary contained herein or in any certificate or other document furnished by the Borrower or any Subsidiary pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

                  5.14 Consents. Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by the Borrower or any Subsidiary in connection with the execution and delivery of the Loan Documents or the undertaking or performance of any obligation thereunder has been duly obtained or effected;

                  5.15    Existing Borrowings.  All existing  Indebtedness:
(1) for money borrowed; or (2) under any security agreement or mortgage from the Borrower or any Subsidiary is described in Exhibit C, unless the same are less than $10,000.00 in amount;

                  5.16 Material Contracts. Except as described on Exhibit L hereto, the Borrower and its Subsidiaries have no material lease, contract or commitment of any kind (such as employment agreements; collective bargaining agreements; distribution arrangements; patent license agreements; contracts for future purchase or delivery of goods or rendering of services; bonus or stock option plans; all parties (including the Borrower and Subsidiaries) to all such material leases, contracts and other commitments to which the Borrower or any Subsidiary is a party have to the best of Borrower's actual knowledge complied with the provisions of such leases, contracts and other commitments; no party is in default under any provision thereof; and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

                  5.17 No Commissions. Neither the Borrower nor any Subsidiary has made any agreement or has taken any action which may cause anyone to become entitled to a commission or finder's fee as a result of the making of the Loans;

                  5.18 ERISA. Borrower and its Subsidiaries have no Defined Benefit Pension Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                  5.19 Survival. All of the representations and warranties set forth in Section V shall survive until all Obligations are satisfied in full.

                       SECTION VI. AFFIRMATIVE COVENANTS

                  The Borrower does hereby covenant and agree with each Bank that, so long as any of the Obligations remain unsatisfied, it will comply, and it will cause its Subsidiaries to comply, with the following covenants:

                  6.1 Use of Proceeds. The Borrower will use the proceeds of each of the respective Loans and Letters of Credit only for the purposes permitted in Paragraph 2.1, and will furnish the Agent such evidence as it may reasonably require with respect to such use.

                  6.2 Financial Statements and Reports. The Borrower will furnish each of the Banks:

                      (A) Within thirty (30) days after the close of each calendar month in each fiscal year of Borrower and its Subsidiaries: (a) consolidated and consolidating income statements of the Borrower and its Subsidiaries for such monthly period; and (b) consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such monthly period--all in reasonable detail, subject to year-end audit adjustments and certificated by the Borrower's president or principal financial officer to have been prepared in accordance with generally accepted accounting principles consistently applied by the Borrower and its Subsidiaries, except for any inconsistencies explained in such certificate;

                      (B) Within thirty (30) days after the close of each quarter-annual accounting period in each fiscal year of the Borrower and its
Subsidiaries: (a) a consolidated statement of cash flows of the Borrower and its Subsidiaries for such quarter-annual period; (b) consolidated and consolidating income statements of the Borrower and its Subsidiaries for such quarter-annual period; (c) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter-annual period -- all in reasonable detail, subject to year-end audit adjustments and certified by the Borrower's president or principal financial officer to have been prepared in accordance with generally accepted accounting principles consistently applied by the Borrower and its Subsidiaries, except for any inconsistencies explained in such certificate; and (d) a product line income statement showing for each significant drug and product line the cumulative 12 month income attributable for each such product line;

                      (C) Within ninety (90) days after the close of each fiscal year of Borrower and its Subsidiaries: (a) consolidated and consolidating statements of cash flows of the Borrower and its Subsidiaries for such fiscal year; (b) consolidated and consolidating income statements of the Borrower and its Subsidiaries for such fiscal year; and (c) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year--all in reasonable detail, including all supporting schedules, notes and comments; the consolidated statements and balance sheets shall be audited by Ernst & Young or another independent certified public accountant selected by the Borrower and acceptable to the Banks, and certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied by the Borrower and its Subsidiaries, except for any inconsistencies explained in such certificate. In addition, the Borrower will obtain from such independent certified public accountants and deliver to the Bank, within ninety (90) days after the close of such fiscal year, their written statement that in making the examination necessary to their certification they have obtained no knowledge of any Event of Default by the Borrower, or disclosing all Events of Default of which they have obtained knowledge; provided, however, that in making their examination such accountants shall not be required to go beyond the bounds of generally accepted auditing procedures for the purpose of certifying financial statements. Each Bank shall have the right, from time to time, to discuss the Borrower's affairs directly with the Borrower's independent certified public accountants after notice to the Borrower and opportunity of the Borrower to be present at any such discussions;

                      (D) Contemporaneously with each monthly and fiscal year-end financial report required by the foregoing paragraphs (A) and (C), a Borrowing Base Calculation Certificate in the form of Exhibit M hereto as well as an aging of all Accounts due and owing to the Borrower and its Subsidiaries at the end of such period and an aging of all accounts payable due from the Borrower and its Subsidiaries, each in form and substance satisfactory to the Agent, together with an aging in the year-end report of amounts due for advances made pursuant to Paragraph 7.13;

                      (E) Contemporaneously with each quarter-annual and fiscal year-end financial report required by the foregoing paragraphs (B) and
(C), a Compliance Certificate in the form of Exhibit N hereto signed by the president or chief financial officer of the Borrower stating that: (i) such officer has individually reviewed the provisions of this Agreement; (ii) a review of the activities of the Borrower and its Subsidiaries during such year or quarterly period, as the case may be, has been made by such officer or under such officer's supervision, with a view to determining whether the Borrower has fulfilled all its obligations under this Agreement; and (iii) to the best of such officers' knowledge, the Borrower has observed and performed each undertaking contained in this Agreement and is not in default in the observance or performance of any of the provisions hereof or, if the Borrower shall be so in default, specifying all such defaults and events of which such officer may have knowledge. Such certificate shall further set forth the calculations of the financial ratios and covenants set forth in Paragraph
6.17 including without limitation any antecedent calculations and the source of any information that was used in such calculations;

                      (F) On or before September 1 of each year, a proforma budget (including projected Capital Expenditures) for the ensuing fiscal year, in form reasonably satisfactory to the Agent;

                      (G) Immediately upon receipt of the same by Borrower or any Subsidiary, copies of all management letters and any other reports which are submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual or interim audit of the Records of the Borrower or its Subsidiaries by such accountants; and

                      (H) Promptly after the sending or making available or filing of the same, copies of all registration statements, proxy statements, financial statements and report that the Borrower files with the Securities and Exchange Commission or any successor Person.

                  6.3 Good Condition. The Borrower and its Subsidiaries will maintain their assets and their respective Inventory, Equipment and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and will pay or cause to be paid all rental or mortgage payments due on such Equipment or real property. The Borrower hereby agrees that, in the event it or any Subsidiary fails to pay or cause to be paid any such payment, the Agent may do so on behalf of the Banks after notice to the Borrower and be reimbursed by the Borrower therefor.

                  6.4 Insurance. The Borrower and its Subsidiaries will maintain, or cause to be maintained, public liability insurance (including product liability) and fire and extended coverage insurance on all assets owned by them, as well as malpractice and professional liability insurance, all in such form and amounts as are consistent with industry practices and with such insurers as may be satisfactory to the Agent. Such policies shall name the Agent on behalf of the Banks as loss payee under a standard mortgagee loss payee clause and as an additional insured, as their interests may appear, and shall contain a provision whereby they cannot be canceled except after thirty (30) days' written notice to the Agent. The Borrower will furnish to the Agent such evidence of insurance as the Agent may require. The Borrower hereby agrees that, in the event it or any Subsidiary fails to pay or cause to be paid the premium on any such insurance, the Agent or any Bank may do so and be reimbursed by the Borrower therefor. The Agent is hereby appointed the Borrower's attorney-in-fact (without requiring the Agent to act as such) to endorse any check which may be payable to the Borrower to collect such returned or unearned premiums or the proceeds of such insurance, and any amounts so collected shall be returned to the Borrower unless there is an Event of Default, in which case such amounts may be applied by the Agent toward satisfaction of any of the Obligations.

                  6.5 Taxes; Copies of Returns. The Borrower and its Subsidiaries will pay or cause to be paid prior to delinquency, all taxes, assessments and charges or levies imposed upon them or on any of their property or which any of them is required to withhold or pay over, except where contested in good faith by appropriate proceedings with adequate security therefor having been set aside in a manner satisfactory to Banks. The Borrower and each Subsidiary shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent. Within ten (10) days of any Bank's request therefor, the Borrower will furnish the Banks with copies of federal income tax returns filed by the Borrower.

                  6.6 Records and Inspection. The Borrower and its Subsidiaries will, when requested so to do and upon two (2) Business Days notice, make available at their offices during regular business hours any of their Records (excluding confidential patient records) for inspection by duly authorized representatives of the Banks, and will furnish the Banks any information regarding their business affairs and financial condition within a reasonable time after written request therefor.

                  6.7 Maintenance of Existence and Business; Licenses. The Borrower and its Subsidiaries will take all necessary steps to renew, keep in full force and effect, and preserve their corporate existence, good standing, and franchises, and will comply in all respects with all present and future Laws applicable to them in the operation of their specialized pharmacy services and drug distribution business except to the extent that a failure to do so would not have or cause to occur a Material Adverse Effect. The Borrower and its Subsidiaries will preserve, renew and keep in full force and effect all material licenses, contracts, governmental permits, authorizations, consents and approvals, rights, privileges and franchises necessary or desirable in the normal course of their providing specialized pharmacy services and distribution.

                  6.8 Reimbursement Eligibility. The Borrower and its Subsidiaries will each maintain at all times eligibility for reimbursement from Medicaid, Medicare, CHAMPUS, and any successors thereto as necessary for the operation of their respective business.

                  6.9 Ordinary Course; Pledge of Notes. The Borrower and its Subsidiaries will keep accurate and complete Records of their Accounts and Equipment, consistent with sound business practices. The Borrower and its Subsidiaries will collect their Accounts only in the ordinary course of business. If any Accounts in excess of $100,000 should be evidenced by promissory notes, then the holder shall immediately deliver the same to Agent, appropriately endorsed to Agent's order. The Borrower and each Subsidiary hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and all other notices with respect thereto.

                  6.10 Payment of Indebtedness. The Borrower and its Subsidiaries will pay when due (or within applicable grace periods) all Indebtedness for borrowed money (whether direct or indirect, including Guarantee Obligations) due any Person, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate security therefor being set aside in a manner reasonably satisfactory to the Banks. If default is made by the Borrower or any Subsidiary in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, the Banks shall have the right, in their discretion, to pay such interest or principal for the account of the Borrower or such Subsidiary and be reimbursed by the Borrower therefor.

                  6.11 Notice of Litigation or Loss of Licenses. The Borrower and its Subsidiaries will give immediate notice to the Agent and provide copies to the Agent of: (1) any litigation or proceeding in which any of them is a party if an adverse decision therein would require them to pay over more than Five Hundred Thousand Dollars ($500,000.00) or deliver assets the value of which exceeds such sum (if such claim is not considered to be covered by insurance) or pay over more than One Million Dollars ($1,000,000.00) (if such claim is considered to be covered by insurance); (2) the institution of any other suit or proceeding involving any of them, or the overt threat thereof, that might materially and adversely affect their operations, financial condition, property, business, or the Collateral; (3) all notices of loss of participation under any material reimbursement program or loss of applicable pharmaceutical or health care licenses; and (4) all other material deficiency notices, compliance orders or adverse reports issued by any governmental authority or licensing commission having jurisdiction over licensing, accreditation or operation of the Borrower or any Subsidiary or by any governmental authority or private insurance company pursuant to a provider agreement, which, if not promptly complied with or cured, could result in the suspension or forfeiture of any license, certification, or accreditation necessary for the Borrower or any Subsidiary to carry on its business as then conducted or the termination of any material insurance or reimbursement program available to the Borrower or any Subsidiary.

                  6.12 Notice to Banks of Default. The Borrower and its Subsidiaries will notify each Bank immediately if any of them becomes aware of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, or of the failure of the Borrower or any Subsidiary to observe any of their respective undertakings hereunder.

                  6.13 Notice of Name Change or Location. The Borrower and its Subsidiaries will notify each Bank thirty (30) days in advance of any change in (i) the name of the Borrower or any Subsidiary, (ii) the location of any Collateral, (iii) the location of any of their places of business or
(iv) of the establishment of any new, or the discontinuance of any existing, place of business.

                  6.14 Environmental Compliance.

                       (A) Borrower and its Subsidiary will (1) employ, and cause each of its Subsidiaries to employ, in connection with its use, if any, of all real property, appropriate technology and compliance procedures and will maintain compliance with any applicable Environmental Laws, (2) obtain and maintain, and cause each of its Subsidiaries to obtain and maintain, any and all material permits required by applicable Environmental Laws in connection with its or its Subsidiaries' operations and (3) dispose of, and cause each of its Subsidiaries to dispose of, any and all Hazardous Materials only at facilities and with carriers reasonably believed to possess valid permits under RCRA, if applicable, and any applicable state and local Environmental Laws. The Borrower shall use its best efforts, and cause each of its Subsidiaries to use its best efforts, to obtain all certificates required by law to be obtained by the Borrower and its Subsidiaries from all contractors employed by the Borrower or any of its Subsidiaries in connection with the transport or disposal of any Hazardous Materials.

                       (B) In the event that the Banks have reason to believe that any Borrower or Subsidiary has failed to comply with any material Environmental Laws, or there exists a threat of material harm to the environment or Persons, the Banks or their agents shall have the right, but no obligation, at any time during business hours and upon reasonable written notice, to enter upon any property operated by a Borrower or Subsidiary and conduct or cause to be conducted an Environmental Phase I audit (or an update of any audit completed in connection with the execution of this Agreement) at Borrower's sole expense and if such Phase I audit (or update) recommends further testing, then the Banks or their agents may require, but shall not be obligated to require, upon reasonable written notice, such further testing at Borrower's sole expense. The Banks or their agents shall use their best efforts to invoke and maintain all applicable privileges over all audit information generated pursuant to this provision.

                  6.15 Notice of Environmental Action. If the Borrower or any of its Subsidiaries shall:

                       (A) receive written notice that any material violation of any Environmental Laws may have been committed or is about to be committed by the Borrower or any of its Subsidiaries;

                       (B) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any of its Subsidiaries alleging any material violation of any Environmental Laws or requiring the Borrower or any of its Subsidiaries to take any action in connection with the release or threatened release of Hazardous Substances or solid waste into the environment; or

                       (C) receive written notice from a federal, state, foreign or local governmental agency or private party alleging that the Borrower or any of its Subsidiaries is liable or responsible for costs associated with the response to cleanup, stabilization or neutralization of any environmental activity;

then it shall provide the Agent and each Bank with a copy of such notice within ten (10) Business Days of the Borrower's or such Subsidiary's receipt thereof. Subject to the right of the Borrower or any Subsidiary to contest in good faith any such actions or proceedings, the Borrower and/or any Subsidiary shall as promptly as possible resolve, cure and/or have dismissed with prejudice any such actions or proceedings, to the reasonable satisfaction of the Banks.

                  6.16 ERISA Compliance. The Borrower and its Subsidiaries will: (1) fund all their Defined Benefit Pension Plans in accordance with no less than the minimum funding standards of Section 302 of ERISA and Section 412 of the Internal Revenue Code; (2) furnish the Agent upon request with copies of all reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to all such Plans; and (3) promptly advise the Agent of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Plan.

                  6.17 Financial Ratios. Unless the Banks otherwise agree in writing, the Borrower and its Subsidiaries will maintain the following financial ratios and covenants:

                       (A) Funded Debt to Consolidated Capital. A ratio of Funded Debt to Consolidated Capital of not more than 0.50 to 1.00 at all times.

                       (B) Debt Service Coverage. Giving Pro-Forma Effect to any Permitted Acquisition made or to be made or Indebtedness incurred or to be incurred as of the date of determination, at the end of each fiscal quarter a Debt Service Coverage Ratio computed for the four (4) quarters just ended of not less than 1.20 to 1.00.

                       (C) Funded Debt to Cash Flow. Giving Pro-Forma Effect to any Permitted Acquisition made or to be made or Indebtedness incurred or to be incurred as of the date of determination, at the end of each fiscal quarter, a ratio of Funded Debt to Cash Flow for the four (4) quarters just ended of not greater than 3.50 to 1.0.

                       (D) Maximum Account Days Outstanding. At all times, the number of days obtained by multiplying 365 days by the quotient obtained by dividing Consolidated Accounts derived from patients (less the Consolidated Allowance for Doubtful Accounts) by Consolidated Revenues for the prior 12 month period shall be no more than 90 days.

                         SECTION VII. NEGATIVE COVENANTS

                  Without first obtaining the prior written consent of the Majority Banks:

                  7.1 Merger or Reorganization. No Borrower or Subsidiary will enter into any merger, consolidation, reorganization or recapitalization; provided, any Subsidiary may merge into the Borrower or any other Subsidiary provided the Banks are given not less than thirty (30) days prior written notice thereof and provided the surviving entity is a Borrower or a Subsidiary which is a party to this Agreement.

                  7.2 Sale of Assets. No Borrower or Subsidiary will sell, transfer, lease or otherwise dispose of all or any material part of its assets; provided, however, Borrower and its Subsidiaries may in the ordinary course of business sell its Inventory and may sell other assets to the extent that the sales of such other assets do not exceed a combined fair market value of up to One Hundred Thousand Dollars ($100,000.00) per fiscal year, or may replace damaged or worn Equipment with Equipment of similar value and use.

                  7.3 Encumbrances. No Borrower or Subsidiary will: (1) mortgage, pledge, grant or permit to exist a security interest in or lien upon any of its assets of any kind, now owned or hereafter acquired, except for Permitted Liens, or (2) covenant or agree with any other Person (other than the Banks) not to mortgage, pledge, or grant a security interest in or a lien upon their assets.

                  7.4 Debts and Other Obligations. No Borrower or Subsidiary will incur, create, assume, or permit to exist any Indebtedness except: (1) the Loans; (2) the Indebtedness described in Exhibit C; (3) trade Indebtedness incurred in the ordinary course of business, including that payable to Genzyme, Inc.; (4) contingent Indebtedness permitted by Paragraph 7.8; (5) Indebtedness, including Permitted Acquisition Indebtedness, secured by Permitted Liens; (6) Indebtedness for borrowed money owed by any Guarantor (exclusive of the Non-Corporate Subsidiaries) to the Borrower, or by the Borrower to any Subsidiary of the Borrower, provided that if any such Indebtedness is evidenced by a document or instrument, the same is pledged to the Agent for the benefit of the Banks pursuant to an appropriate pledge agreement; (7)

Indebtedness owed by the Non-Corporate Subsidiaries to the Borrower or any Guarantor arising in the ordinary course of business from selling Inventory and supplying management services to the Non-Corporate Subsidiaries, provided the aggregate amount of such Indebtedness does not exceed One Million Dollars ($1,000,000.00) at any time outstanding; (8) operating leases incurred in the ordinary course of business; and (9) Permitted Acquisition Indebtedness.

                  7.5 Untrue Certificate. No Borrower or Subsidiary will furnish the Agent or any Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

                  7.6 Margin Stock. No Borrower or Subsidiary will directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

                  7.7 Sale-Leaseback. No Borrower or Subsidiary will enter into any sale-leaseback transaction.

                  7.8 Guarantee Obligation. No Borrower or Subsidiary will create, incur, suffer to exist a Guarantee Obligation or otherwise become liable for any obligation of any other Person or any Subsidiary, except: (1) the endorsement of commercial paper for deposit or collection in the ordinary course of business, and (2) leases by the Borrower or a Subsidiary incurred in the ordinary course of business.

                  7.9 Dividends and Distributions. The Borrower will not declare or pay any cash dividends, or make any other cash payment or other distribution of an asset on account of its capital stock (although dividends may accrue on the preferred stock). The Borrower will not permit any Subsidiary to become subject to any restriction on the ability of such Subsidiary to pay dividends or make distributions.

                  7.10 Redemptions and Capital Stock. Except for the redemption of up to 100,000 shares of common stock from Kyle Callahan, the Borrower will not redeem, purchase or retire any of its capital stock and no Subsidiary will issue, redeem, purchase or retire any of its capital stock or other ownership interests or grant or issue any warrant, right or option pertaining thereto or other security convertible into any of the foregoing.

                  7.11 Prepayments. No Borrower or Subsidiary will prepay any Subordinated Indebtedness, or Indebtedness for borrowed money other than the Obligations, or enter into or modify any agreement as a result of which the terms of payment of any of the foregoing Indebtedness are modified to accelerate or increase payments.

                  7.12 Subsidiary. No Borrower or Subsidiary will form any Subsidiary, make any investment in or make any loan in the nature of any investment to any Person, except for: (1) any Permitted Investments, (2) the formation of a Subsidiary in connection with making a

Permitted Acquisition which qualifies as such under Paragraph 7.15 below, (3) advances by the Borrower to any Guarantor(s), (4) the formation of additional Non-Corporate Subsidiaries provided the amounts of the investments and loans made or reasonably anticipated to be made by the Borrower or any Guarantor to such Non-Corporate Subsidiary do not exceed in the aggregate Two Hundred Fifty Thousand Dollars ($250,000.00), and (5) advances by any Subsidiaries of the Borrower to the Borrower.

                  7.13 Loans and Advances. No Borrower or Subsidiary will make any loan or advance to any officer, shareholder, director or employee of a Borrower or any Subsidiary, except for temporary advances in the ordinary course of business not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate.

                  7.14 Investments. No Borrower or Subsidiary will purchase or otherwise invest in or hold securities, non-operating real estate outside the normal course of business, or other non-operating assets, except: (1) Permitted Investments; (2) the present investment in any such assets, including existing Subsidiaries; and (3) operating assets that hereafter become non-operating assets.

                  7.15 Acquisitions. No Borrower or Subsidiary will make an Acquisition of any Person without the prior written consent of the Banks; provided however, the Borrower may acquire either all of the stock or assets of a Person or any Guarantor may acquire the assets of or merge with such Person (provided the Guarantor is the surviving entity) (hereinafter collectively a "Permitted Acquisition") if either all Banks consent in writing in advance thereto or, without the necessity of obtaining the Banks' prior written approval if:

                       (A) not less than ten (10) Business Days prior to entering into a binding agreement to make any Permitted Acquisition, Borrower shall submit to each of the Banks the following information: (1) a copy of the signed letter of intent and a current draft of the acquisition agreement with any prepared exhibits; (2) a written description of the Person to be acquired, including location and type of operations, key management, and real estate assets (including legal descriptions of any owned real estate), if any; (3) audited or reviewed historical financial statements of the Permitted Acquisition for the prior two years and the most recent interim statement;
(4) consolidated financial statements and projections for both the Borrower and its Subsidiaries as well as the Person being acquired giving Pro Forma Effect to the Indebtedness associated with the Acquisition Advance and the Acquisition Cash Flow associated with the Person to be acquired, and indicating: (i) compliance on a joint, consolidated basis with the financial covenant set forth in Paragraphs 6.17(B) and (C) for the twelve (12) months prior to the anticipated closing of the Acquisition, (ii) compliance on a joint, consolidated basis with the financial covenants set forth in Paragraphs 6.17(A), (B), and (C) as of the closing of the Acquisition, and
(iii) projected compliance for the ensuing twelve (12) months after the closing of the Acquisition with each financial covenant in Paragraph 6.17; and (5) a copy of the acquisition analysis done by Borrower preparatory to making the Permitted Acquisition;

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                       (B) the Permitted Acquisition Price does not exceed
Five Million Dollars ($5,000,000.00) and does not exceed the product of six
(6) times the Acquisition Cash Flow of such Person;

                       (C) the business of the Permitted Acquisition is in the provision of specialized pharmacy services and is located in the United States;

                       (D) environmental Phase I audits of any real properties owned by the Permitted Acquisition company conducted within six
(6) months prior to the closing of the Acquisition (or material substantially similar thereto in the opinion of the Banks) indicate environmental risks and/or exposures for which the estimated costs to fully remedy and clean-up are less than One Hundred Thousand Dollars ($100,000.00), and copies of such are provided to the Banks with a reliance letter;

                       (E) no Event of Default or Unmatured Default has occurred hereunder and not been cured, or would otherwise occur as a result of or in connection with the Permitted Acquisition, whether immediately or on a projected basis;

                       (F) whether or not the Banks have been requested to disburse funds, the Borrower must pledge or cause to be pledged to the Agent for the benefit of the Banks a first priority lien on the outstanding stock or ownership interests, if any, acquired in the Permitted Acquisition and first priority liens (subject only to Permitted Liens) on all real estate owned or leased by such Person and on all Inventory, Accounts, Chattel Paper, Documents, Equipment, Fixtures, Instruments, and General Intangibles acquired in the Permitted Acquisition in form and substance satisfactory to the Banks;

                       (G) if a new Subsidiary is formed for the purpose of making the Permitted Acquisition or the Permitted Acquisition is a stock purchase Acquisition, the new Subsidiary and/or the entity acquired must become a party to this Agreement and execute a Guaranty and Suretyship with respect to the Obligations in form and substance satisfactory to the Banks.

                  7.16 Capital Expenditures. Other than in connection with funding Permitted Acquisitions, neither the Borrower nor any Subsidiary will make or incur Capital Expenditures without the prior approval of Majority Banks if such Capital Expenditures exceed, in the aggregate, one hundred fifty percent (150%) of the Capital Expenditure amount set forth in the applicable budget for such year submitted by Borrower to the Banks pursuant to Subparagraph 6.2(F) above.

                  7.17 Accounts Payable. The Borrower and its Subsidiaries will not permit their consolidated accounts payable portion of their Consolidated Current Liabilities to exceed the sum of the maximum contractually permissible payables under their Material Supplier Agreements and other pharmaceutical supply agreements, if any.

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                  7.18 Inventory Locations. No Borrower or Guarantor will
store Inventory having a value on a cost basis in excess of $100,000 in any state other than the States of Tennessee, Alabama and Oklahoma unless such Borrower or Subsidiary shall have first notified the Agent thereof in writing of the location in said state and executed such Financing Statement(s) as shall be necessary to perfect the security interests granted herein in the Inventory located at such location or locations.

                  7.19 Affiliate Transactions. Except as described on Exhibit L hereto, Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including without limitation the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than any Subsidiary which is wholly owned by Borrower) on terms that are less favorable to the Borrower or its Subsidiaries than those that would be obtainable at the time from any Person who is not an Affiliate. Notwithstanding the foregoing, Borrower will not, and will not permit any of its Subsidiaries to: (1) pay or incur any obligation to pay any management fee, consulting fee, service fee or similar fee or charge to any Affiliate other than a Guarantor or the Borrower or (2) enter into any transaction with an Affiliate other than a Guarantor or the Borrower where the amount to be paid, whether immediately or over time, exceeds Two Hundred Thousand Dollars ($200,000.00) in the aggregate other than the Subordinated Indebtedness owed to Welsh, Carson, Anderson & Stowe VII, L.P. and WCAS Healthcare Partners, L.P. and their partners and affiliates or pharmacy dispensing contracts entered into in the ordinary course of business.

                              SECTION VIII. DEFAULT

                  8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                      (A) The Borrower shall fail to pay within five (5) days of the date when due any installment of principal or interest payable hereunder or under a Letter of Credit Document or shall fail to pay within ten (10) days of written notice any fee payable hereunder or under the Fee Letter.

                      (B) The Borrower and its Subsidiaries shall fail to achieve any of the financial covenants contained in Paragraph 6.17.

                      (C) The Borrower, any Subsidiary, or Pledgor shall fail to observe or perform any obligation or covenant to be observed or performed by any of them, jointly or severally, under any of the Loan Documents; provided, however, if such failure is not related to the payment of money under Subparagraph 8.1(A), the breach of a financial covenant contained in Paragraph 6.17, or the breach of any negative covenant in Section VII, Borrower shall have fifteen (15) days to cure such failure before the Majority Banks and/or Agent exercise the rights and remedies hereunder, with such fifteen (15) day period commencing after notice of such failure from the Agent or Banks.

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                      (D) The filing of any tax lien whatsoever with respect
to any of the Collateral except for a tax lien that is being contested in good faith and for which the Borrower has provided additional security satisfactory in all respects to the Banks.

                      (E) The Borrower and its Subsidiaries taken as a whole shall suffer a Material Adverse Effect from any breach of or event of default arising under any agreement binding the Borrower or any Subsidiary.

                      (F) Any financial statement, representation, warranty or certificate made or furnished by any Borrower or Subsidiary to the Agent or any Bank in connection with this Agreement or the Loans, or as inducement to the Banks to enter into this Agreement, or in any separate statement or document to be delivered hereunder to the Agent or any Bank, shall be materially false, incorrect, or incomplete when made.

                      (G) Any Borrower or Subsidiary shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of its or any of its creditors.

                      (H) Proceedings in bankruptcy, or for reorganization of any Borrower or Subsidiary, or for the readjustment of any of their respective debts, under the United States Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by the Borrower or any Subsidiary, or shall be commenced against the Borrower or any Subsidiary.

                      (I) A receiver or trustee shall be appointed for the Borrower or any Subsidiary or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower any Subsidiary, or the Borrower any Subsidiary shall discontinue business or materially change the nature of its business.

                      (J) The Borrower or any Subsidiary shall suffer final judgments for payment of money aggregating in excess of One Hundred Thousand Dollars ($100,000.00) and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has been effectively stayed.

                      (K) A judgment creditor of any Borrower or Subsidiary shall obtain possession of any Collateral or other assets by any lawful means, including, but without limitation, levy, distraint, replevin or self-help.

                      (L) Any obligee of Subordinated Indebtedness shall fail to comply with the subordination provisions of the instruments evidencing such Subordinated Indebtedness.

                      (M) The termination of one (1) or more of the Material Supplier Agreements at any time from and after the date of this Agreement.

                      (N) The occurrence of a Change of Control.

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                  8.2 Acceleration. Upon the occurrence of any of such Events of Default, the Majority Banks may, at their option, immediately terminate the obligation to make any further advances or issue Letters of Credit under the respective Commitments and/or declare the principal and interest accrued on the Notes and all other Obligations to be immediately due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest, or any notice of any kind except as set forth above; provided, that in the case of the Events of Default specified in clause (G), (H) or (I) above with respect to Borrower, without any notice to Borrower or any act by Agent or the Banks, the Commitments shall thereupon terminate and the Notes and all other Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower. In addition, and regardless of whether the Notes have been accelerated, the Majority Banks may upon the occurrence of any Event of Default elect to charge interest at the Default Rate set forth in the Notes.

                  8.3 Remedies. After any acceleration, as provided for in Paragraph 8.2, the Agent and/or Banks shall have, in addition to the rights and remedies given it by the Loan Documents, all those allowed by all applicable Laws, including, but without limitation, the UCC as enacted in any jurisdiction in which any Collateral may be located. Without limiting the generality of the foregoing, the Agent may immediately, without demand of performance and without other notice (except as specifically required by the Loan Documents) or demand whatsoever to the Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale, in any manner and at any location authorized by Laws, or otherwise realize upon, the whole or, from time to time, any part of the Collateral, or any interest which the Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), the Agent shall apply such proceeds toward the satisfaction of the Obligations. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to the Borrower at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which the Borrower hereby agrees shall be reasonable notice of such sale or other disposition. The Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as the Banks shall designate. At any such sale or other disposition, the Banks may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of the Borrower, which right is hereby expressly waived and released.

                      Without limiting the generality of any of the rights and remedies conferred upon the Agent and/or Banks under this Paragraph 8.3, the Agent and/or Banks may, to the full extent permitted by applicable Laws:

                      (A) Engage independent appraisers and field examiners to conduct appraisals and field examinations of the real properties, leasehold interest, fixtures, machinery, equipment, inventory and accounts receivable owned by Borrower and/or any of its Subsidiaries, with all of the reasonable costs of such appraisals and field examinations to be paid by Borrower

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

or, if paid by the Banks, reimbursed to the Banks by Borrower upon demand of the Banks. All such field examinations and appraisals shall be conducted in accordance with Agent's guidelines for such appraisals and field examinations at the time, and Borrower and each Subsidiary hereby agree that such guidelines are reasonable;

                       (B) The Issuing Bank and Agent may treat each then outstanding Letter of Credit as if a draft in the full amount available to be drawn thereunder had been properly drawn thereunder and paid by the Issuing Bank and the Borrower had failed to reimburse the Agent, for the account of the Issuing Bank, for the amount so paid;

                       (C) Upon demand of the Agent (except no demand shall be required if there shall have occurred an Event of Default under clause
(G), (H) or (I) of Paragraph 8.1), the Borrower shall deposit in cash with the Agent an amount equal to the amount of all Letter of Credit Liabilities then outstanding as collateral security for the repayment thereof;

                       (D) Enter upon the premises of the Borrower, exclude therefrom the Borrower, any Subsidiary or any Affiliate thereof, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary and lawful self-help to do so;

                       (E) At the Banks' option, use, operate, manage and control the Collateral in any lawful manner, including lockboxing accounts receivable pursuant to Paragraph 4.6 above;

                       (F) Collect and receive all receivables, rents, income, revenue, earnings, issues and profits therefrom; and

                       (G) Maintain, repair, renovate, alter or remove the Collateral as the Banks may determine in their discretion.

                              SECTION IX. THE AGENT

                  This Section IX is between and among the Agent and the Banks only. Neither the Borrower nor any other creditor of the Borrower shall have any rights under this section, whether as a third party beneficiary or otherwise, and this section may be amended by the Agent and the Banks acting alone.

                  9.1 Authorization. Each Bank authorizes the Agent to act on behalf of such Bank or holder to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith and signed by such Bank, and to take such other action as may be reasonably incidental thereto. The Agent shall be considered as acting solely in an administrative and ministerial capacity, not as trustee or other fiduciary of the Banks. The Agent shall not be construed as having any agency or fiduciary relationship with the Borrower. The Agent shall not have any duties or obligations to the Banks other than those expressly

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provided for herein. The Agent shall not be required to exercise any discretion or take any action, but shall be fully protected in so acting or in refraining from acting, upon the instructions of the Majority Banks (except as otherwise provided in Paragraph 10.3, for matters which require the consent of all Banks), and such instructions shall be binding upon all Banks and holders of the Notes, and the Agent shall not be liable to any party hereto for any consequence of any such action or refraining from action. Notwithstanding any instructions of the Majority Banks, the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any loan document or applicable law.

                  9.2 Standard of Care. Neither the Agent nor any of its officers, directors, agents, employees or representatives shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Notes as the holder thereof and as a Bank hereunder until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent (which notice shall be binding on all parties hereto); (b) may consult with legal counsel, independent public accountants and other experts and advisors selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or other advisors; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or for any failure or delay in performance by the Borrower or any Bank under this Agreement; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, perfection, collectability, genuineness, sufficiency or value of this Agreement, the Notes, or any other instrument or document furnished pursuant thereto or for the accuracy or completeness of any credit or other information provided to the Banks; (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall incur no liability for relying upon any matters of fact that might reasonably be expected to be within the knowledge of the Borrower, upon a certificate or other writing signed by Borrower, or upon telephone communications with Borrower which are reasonably believed to be true and valid.

                  9.3 No Waiver of Rights. With respect to the Notes, the Agent in its capacity as a Bank shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the Agent may accept deposits from, and generally engage in any kind of business with, the Borrower.

                  9.4 Payments. The Agent shall use its best efforts to deliver to each Bank on the same day as received by Agent in immediately available funds such Bank's pro rata share of all payments received by the Agent for the benefit of the Banks, but in the event Agent is unable to deliver such payments to any Bank on the same day of receipt, Agent agrees to pay such Bank interest on the payment for each day the Agent is unable to deliver the payments after

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

the date of its receipt based on the overnight Federal Funds Rate of interest. Any payment due for any reason under this Agreement that is required to be made on a date on which the Agent is not open for business shall be extended until the next day on which the Agent is open for the transaction of business. The Agent shall make available to any Bank for inspection upon reasonable request the Agent's records with respect to all sums received or disbursed by the Agent in connection with the Loans and the Loan Documents. The Agent shall provide to any Bank upon request information as to the amount of the then outstanding Loans, Letter of Credit Liabilities and Reimbursement Obligations.

                  9.5 Indemnification. The Agent shall not be required to do any act hereunder or under any other document or instrument delivered hereunder or in connection herewith or take any action toward the execution or enforcement of the agency hereby created, or to prosecute or defend any suit in respect of this Agreement or the Notes or to advance funds hereunder upon the failure by any Bank to fund its pro rata share of the Commitment hereunder, unless ratably indemnified to its satisfaction (to the extent not reimbursed by Borrower) by the holders of the Notes against loss, cost, liability and expense (including reasonable fees and out-of-pocket expenses of counsel), claim, demand, action, loss or liability (except such as result from Agent's gross negligence or willful misconduct) that Agent may suffer or incur in connection with this Agreement or any action taken or omitted by Agent hereunder. If any indemnity furnished to the Agent for or against any loss, cost, liability, and expense or for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished. Each Bank agrees to reimburse the Agent promptly upon demand for such Bank's pro rata share of any expenses referred to in Paragraph 10.4 incurred by the Agent to the extent that the Agent is not reimbursed for such expenses by the Borrower.

                  9.6 Exculpation. Neither Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Banks or Majority Banks, as appropriate, or (b) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of its directors, officers, employees or agents shall (i) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of this Agreement, any Note or any other instrument or document delivered hereunder or in connection herewith, or (ii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by Borrower or any other obligor of its obligations.

                  9.7 Credit Investigation. Each Bank acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had the Commitment been granted and the Loan made directly by such Bank to the Borrower. Each Bank agrees and acknowledges that the Agent makes no representations or warranties about the creditworthiness of the Borrower or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement, the Notes or the value of any security therefor and that each Bank has not entered into this Agreement in reliance upon any action, statement, representation, or warranty of any other Bank or Agent. Each Bank agrees

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that it will, independently and without reliance upon the Agent or any other
Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Neither the Agent nor any other Bank shall have any obligation whatsoever to make any such credit analysis or decisions for a Bank or to provide any credit or other information with respect to the Borrower now or in the future in the possession of the Agent or such other Bank, except that the Agent shall promptly forward to the Banks a copy of any notice received by the Agent from the Borrower of the occurrence of an Event of Default hereunder and copies of all material documents delivered to it by the Borrower pursuant to the terms hereof.

                  9.8 Resignation. The Agent may resign at any time as the Agent under this Agreement by giving written notice thereof to the Banks and the Borrower, which resignation shall be effective upon a successor Agent's acceptance of its appointment. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent hereunder, subject to the Borrower's consent not to be unreasonably withheld. If no such successor Agent shall have been so appointed by the Majority Banks, or Borrower shall have reasonably rejected such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof having assets of at least One Billion and No/100 Dollars ($1,000,000,000.00) and which shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation as an Agent hereunder, the provisions of this Section IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under the Loan Documents.

                  9.9 Proration of Payments. Except as may be provided in other sections of this Agreement, all funds received by Banks, or any of them, shall be allocated pro rata among all Banks in proportion to their respective share of outstanding Loan balances and Reimbursement Obligations, if any; provided, following the occurrence of an Event of Default hereunder and the acceleration of the Obligations, all funds received by the Banks thereafter shall, unless the Banks otherwise agree, be allocated in proportion to their respective outstanding Loan balances and the Letter of Credit Liabilities. If any Bank or other holder of any Notes shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on the Note then held by it in excess of its pro rata share of payments and other recoveries obtained by all Banks or other holders on account of principal of and interest on the Notes then held by them, such Bank or other holder shall purchase from the other Banks or holders such participation in the Notes held by them as shall be necessary to cause such purchasing Bank or other holder to share the excess payment or other recovery ratably with each of them; provided, however, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, no Bank shall have any obligation to account

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

for or share any amount, property or profit of any kind received by it for its own account arising out of a banking or other relationship with the Borrower apart from the obligations under the Loan Documents.

                  9.10 No Liability For Errors. The Agent shall not be liable for any error in computing the amounts payable to any Bank in respect of any amounts due to the Banks hereunder or in making payment of such amounts. In the event of an error in computing any amount payable to any Bank or in the making of a payment, the Agent, the Borrower and such Bank shall, forthwith upon discovery of such error, make such adjustment as shall be required to correct such error, including the payment of interest on any amounts that were incorrectly paid or not paid from the date paid or of the date due to the date returned or paid, all as the case may be, at the average daily rate for the overnight sale of Federal Funds by the Agent in effect for such period.

                  9.11 Offset. In addition to and not in limitation of all rights of offset that any Bank or other holder of any Note may have under applicable Laws, each Bank or other holder of a Note shall, upon the occurrence of any Event of Default described in this Agreement or in the Note in question, have the right to appropriate and apply to the payment of such Notes any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with such Bank or other holder; provided, however, all funds received as a result of such offsets shall be applied pro rata among the Banks in proportion to the Letter of Credit Liabilities and the respective outstanding Loan amounts. Each Bank agrees to notify the Borrower and other Banks immediately after the exercise by it of this right of offset.

                            SECTION X. MISCELLANEOUS

                  10.1 Construction. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by the Banks, all of which shall be construed as complementary to each other; provided, in the event of any inconsistency, the provisions of this Agreement shall control. Nothing herein contained shall prevent the Banks from enforcing any or all other notes, guaranties, pledge or security agreements in accordance with their respective terms.

                  10.2 Further Assurance. From time to time, the Borrower and its Guarantors will execute and deliver to the Banks such additional documents and will provide such additional information as the Banks may reasonably require to carry out the terms of this Agreement and be informed of the Borrower's operations, business and condition.

                  10.3 Enforcement and Waiver by the Banks. The Majority Banks shall have the sole and exclusive right to administer, amend, or modify the Loan Documents, and are hereby empowered to act for the Banks with regard to the aggregate Commitments and the documentation thereof as if said Majority Banks were the sole lenders or extenders of credit under the Loan Documents; provided, however, that it shall take an affirmative vote of all Banks to: (i) increase any of the several Commitments; (ii) decrease any of the interest rates or fees

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on the Loans; (iii) extend the Loan Termination Date; (iv) reduce or postpone the principal payments due on any Loans; (v) postpone any payments of interest or interest payment dates; (vi) release Collateral having a value greater than fifteen percent (15%) of the total book value of the Collateral, either in a single transaction or in a series of related transactions consummated over a six (6) month period; amend the definition of Majority Banks; and (vii) amend this Paragraph 10.3. The Banks shall have the right at all times to enforce the provisions of the Loan Documents in strict accordance with the terms thereof, notwithstanding any conduct or custom on the part of the Banks and/or Agent in refraining from so doing at any time or times. The failure of the Banks at any time or times to enforce their rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Loan Documents or as having in any way or manner modified or waived the same. All rights and remedies of the Banks are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

                  10.4 Expenses of the Banks. The Borrower will, on demand, reimburse the Agent and the Banks for all out-of-pocket expenses, including the reasonable fees and expenses of legal counsel for the Agent and the Banks, incurred by the Agent and the Banks in connection with the preparation, administration, amendment, modification, or enforcement of the Loan Documents and the collection or attempted collection of the Notes.

                  10.5 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered when delivered in person, when sent by overnight courier service or by facsimile to the address and/or telecopy number as follows, or three (3) days after mailing by certified mail, return receipt requested, unless such address or number is changed by written notice hereunder:

                           (A) If to the Borrower:

                               Nova Holdings, Inc.
                               1620 Century Center Parkway, Suite 109
                               Memphis, Tennessee 38134
                               Attention: Joel R. Kimbrough, CFO
                               Telecopy: 1-800-827-8987

                               With a copy to:

                               Armstrong, Allen, Prewitt, Gentry,
                                Johnston & Holmes, PLLC
                               Brinkley Plaza
                               80 Monroe Street, Suite 700
                               Memphis, Tennessee  38103-2467
                               Attention:  Thomas W. Bell, Jr.

                           (B) If to the Agent:

                               NationsBank of Tennessee, N.A., Agent
                               One NationsBank Plaza
                               Nashville, Tennessee  37239
                               Attention: Healthcare Group;
                               Dave Dupuy, Vice President
                               Telecopy:  749-4951 (615)

                           (C) If to the Banks:

                               NationsBank of Tennessee, N.A.
                               One NationsBank Plaza
                               Nashville, Tennessee  37239
                               Attention: Healthcare Group;
                               Dave Dupuy, Vice President
                               Telecopy:  749-4951 (615)

                               First Tennessee Bank National Association
                               165 Madison Avenue
                               Memphis, Tennessee  38103
                               Attention: Metropolitan Department;
                               Derrick Williams, Vice President
                               Telecopy: 523-4235 (901)

                  10.6 Waiver and Release. To the maximum extent permitted by applicable Laws, the Borrower and each Subsidiary:

                       (A) Waive: (1) protest of all commercial paper at any time held by the Banks on which the Borrower or any Subsidiary is in any way liable; and (2) notice and opportunity to be heard, after acceleration in the manner provided in Paragraph 8.2, before exercise by the Banks of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with the Borrower or any Subsidiary, and, except where required hereby or by any applicable Laws, notice of any other action taken by the Banks; and

                       (B) Release the Agent, the Banks, and their officers, directors, attorneys, employees, and agents from all claims for loss or damage caused by any act or omission on the part of any of them except for gross negligence, recklessness or willful misconduct.

                  10.7 Indemnification. Borrower and each Subsidiary hereby indemnify and hold the Agent, the Banks, and their officers, directors, attorneys, employees and agents free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable counsel fees and other disbursements, incurred by the Agent, the Banks or any of them as a result of, or arising out of, or relating to the execution, delivery, performance or enforcement of the Loan Documents or any instrument contemplated therein by Borrower or any Subsidiary except for the Agent's or any Bank's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower and each Subsidiary hereby agree to make the maximum contribution to the payment and satisfaction of such liabilities and costs permitted under applicable Laws.

                  10.8 Participations and Assignments. Participations and Assignments

                       (A) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Banks, and Agent and their respective successors and assigns; provided, however, that Borrower may not assign, transfer or delegate any of its rights, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of Agent and Banks. Banks may assign, sell and transfer their interests, rights and obligations under this Agreement and the other Loan Documents only in accordance with this Paragraph 10.8.

                       (B) With the prior written consent of the Agent and the Borrower, not to be unreasonably withheld, any Bank may assign to one or more Eligible Assignees all, or a proportionate part of all, of its interests, rights and obligations under this Agreement and the other Loan Documents; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's interests, rights and obligations under this Agreement, (ii) the amount of each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment) shall not be less than the lesser of (A) the entire amount of such Bank's Loans or (B) the principal amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof, and (iii) the parties to each such assignment shall execute and/or deliver to Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, and a processing and recordation fee of $3,500 payable to Agent. Upon such execution, delivery, acceptance and recording, from and after the "Effective Date" specified in the Assignment and Acceptance, which "Effective Date," unless Agent otherwise agrees, shall be not earlier than five Business Days after the date of acceptance and recording by Agent (provided, however, that, as between the assigning Bank and the assignee thereunder only, the effective date shall be the effective date of execution and delivery as between such Persons as specified in the Assignment and Acceptance), (A) the assignee thereunder shall be a Bank under this Agreement and, to the extent provided in such Assignment and Acceptance, have the interests, rights and obligations of a Bank hereunder and (B) the assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its contractual obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Bank's interests, rights and obligations under this Agreement, such assigning Bank shall cease to be a Bank under this Agreement). Each Bank shall, in a reasonably prompt fashion after it has engaged in any material discussions with an Eligible Assignee that may lead to an assignment referred to in this Paragraph 10.8, notify Agent and

Borrower of the identity of such Eligible
Assignee so that they will have sufficient time to determine if they are willing to consent.

                       (C) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the Eligible Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assignee is an Eligible Assignee;
(ii) other than as provided in the Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any representations, warranties or other statements made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any Collateral; (iii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Subsidiary or the performance or observance by Borrower or any Subsidiary of any of its obligations under this Agreement or any other Loan Document; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Financial Statements and such other agreements, documents, instruments, certificates and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon Agent, such assigning Bank or any other Bank and based on such agreements, documents, instruments, certificates and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto;
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank; and (viii) such assignee makes loans in the ordinary course of its business.

                       (D) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee and the required processing and recordation fee, Agent shall, if such Assignment and Acceptance is duly completed and is in the required form, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Banks and Borrower. Within five Business Days after its receipt of any such notice from Agent, Borrower, at its own expense, shall execute and deliver to Agent, in exchange for the surrendered Note or Notes, a new Note or Notes payable to the order of such assignee in the appropriate principal amount(s) evidencing such assignee's assigned Loans and Commitments, and, if the assignor Bank has retained a portion of its Loans and Commitments, a new Note or Notes payable to the order of such assignor in the appropriate principal amount(s) evidencing such assignor's Loans and Commitments retained by it. Such new Note(s) shall be dated the date of the surrendered Note(s) which they replace and shall otherwise be in substantially the form of the surrendered Notes, as appropriate.

                       (E) Each Bank may, without the consent of Borrower, any Subsidiary or Agent, sell participations to one or more banks in all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Loans or Commitments) held by it; provided, however, that (i) such Bank shall remain a Bank for all purposes of this Agreement and the transferee of such participation shall not constitute a Bank under this Agreement, (ii) such Bank's obligations under this Agreement shall remain unchanged, (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the benefit of the provisions contained in Paragraphs 2.9 and 2.10 to the same extent as if they were Banks, except that no such participant shall be entitled to receive any greater benefit pursuant to Paragraph 2.9 than its assignor Bank would have been entitled to receive with respect to the rights participated, and (v) Borrower, Subsidiaries, Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's interests, rights and obligations under this Agreement, and such Bank-shall retain the sole right to enforce the obligations of Borrower and its Subsidiaries relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such participation agreement may provide that such Bank will not agree to any amendment, modification or waiver of this Agreement or the other Loan Documents, without the consent of such participant, that would (A) reduce the principal or the rate of interest payable by Borrower on any Loan or reduce any fees payable by Borrower, (B) postpone any date fixed for the payment of principal of or interest on the Loans or any fees payable by Borrower, (C) increase any Commitment of any Bank or subject any Bank to any obligation to make Loans, or (D) amend Paragraph 10.3 or any other provision of this Agreement requiring the consent or other action of all Banks.

                       (F) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Paragraph 10.8, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or any Subsidiary, the Collateral or the Loan Documents furnished to such Bank by or on behalf of the Borrower or any Subsidiary; provided, however, that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any non-public information received from such Bank.

                       (G) If (i) any Bank has demanded compensation under Paragraph 2.9 in an aggregate amount exceeding $5,000 during any calendar year, (ii) it becomes unlawful, impossible or impractical for any Bank to make or continue to maintain Eurodollar Loans pursuant to Paragraph 2.10 and such circumstance is not applicable to NationsBank, or (iii) any Bank is or becomes insolvent or a receiver, conservator or similar authority is appointed for any Bank, then Agent and/or Borrower shall have the right, but not the obligation, upon notice to such Bank and Borrower or Agent, as applicable, to designate, with the consent of such assignee, an assignee for any such Bank, which assignee shall be an Eligible Assignee mutually satisfactory to Agent and Borrower, to purchase such Bank's Loans and Commitments and assume such Bank's obligations; provided, however, that Borrower shall have the right to designate any assignee for NationsBank. Within ten Business Days after any such notice to such Bank and Borrower or Agent, as applicable, such Bank shall be obligated to sell its Loans and Commitments, and such assignee shall be obligated to purchase such Loans and assume such Bank's obligations, pursuant to an Assignment and Acceptance. The purchase price therefor shall be an amount equal to the sum of (A) the outstanding principal amount of the Loans payable to such Bank, plus (B) all accrued and unpaid interest on such Loans, plus (C) Letter of Credit Interest, plus (D) all accrued and unpaid fees and other amounts due to such Bank pursuant to this Agreement.

                       (H) Notwithstanding anything to the contrary contained in this Paragraph 10.6, any Bank may at any time or from time to time assign as collateral all or any portion of its rights under this Agreement with respect to its Loans, Commitments and Notes to a Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations under this Agreement.

                  10.9 Applicable Laws. The Laws of the State of Tennessee, other than its conflicts of laws rules, shall govern the construction and interpretation of this Agreement and the validity and enforceability of this Agreement, and of its provisions and the transactions pursuant to this Agreement, except for those transactions for which the parties have chosen other laws to govern or for which other mandatory choice of law rules apply.

                  10.10 Binding Effect. Assignment and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Banks. This Agreement and the documents executed and delivered pursuant hereto constitute the entire agreement between the parties, and supersede all prior agreements and understandings among the parties hereto. This Agreement may be amended only by a writing signed on behalf of each party.

                  10.11 Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

                  10.12 Counterparts. This Agreement may be executed by the parties independently in any number of counterparts, all of which together shall constitute but one and the same instrument which is valid and effective as if all parties had executed the same counterpart.

                  10.13 Venue. It is agreed that venue for any action arising in connection with this Agreement or the Obligations secured hereby shall lie exclusively with courts sitting in Davidson County in the state of Tennessee, unless the Banks and Agent otherwise agree in writing.

                  10.14 Waiver of Jury Trial. EACH PARTY HERETO, INCLUDING THE BORROWER, EACH SUBSIDIARY, THE BANKS, AND THE AGENT, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE
LAWS) ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER, RELATING TO, OR CONNECTED WITH THIS AGREEMENT, THE COLLATERAL OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT CONTEMPLATED HEREBY OR DELIVERED IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A

JUDGE SITTING WITHOUT A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANKS' AND THE AGENT ENTERING INTO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AGENT                                             BORROWER
-----                                             --------

NATIONSBANK OF TENNESSEE, N.A.,                   NOVA HOLDINGS, INC.
as Agent

BY:   [Illegible]                                 BY:  [Illegible]
   --------------------------------                  --------------------------
TITLE:  VP                                        TITLE:  CEO
      -----------------------------                     -----------------------

BANKS                                             GUARANTORS AND SUBSIDIARIES
-----                                             ---------------------------

NATIONSBANK OF TENNESSEE, N.A.                    SOUTHERN HEALTH SYSTEMS, INC.

BY:  [Illegible]                                  BY:  [Illegible]
   --------------------------------                  --------------------------
TITLE:  VP                                        TITLE:  CEO
      -----------------------------                     -----------------------

FIRST TENNESSEE BANK NATIONAL                     NOVA FACTOR, INC.

ASSOCIATION

BY:  [Illegible]                                  BY:  [Illegible]
   --------------------------------                  --------------------------

TITLE:  VP                                        TITLE:  CEO
      -----------------------------                     -----------------------

                                                  HORIZON HEALTH SYSTEMS, INC.

                                                  BY:  [Illegible]
                                                     --------------------------
                                                  TITLE: Chairman of the Board
                                                        -----------------------

                                EXHIBIT A

                              Form of Notes

                              REVOLVING NOTE

$25,000,000.00                                              Nashville, Tennessee
                                                                    June 5, 1997

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of NationsBank of Tennessee, N.A. (the "Bank") the sum of Twenty Five Million Dollars ($25,000,000.00) with interest thereon as set forth in Section 2.2 of the Loan and Security Agreement dated of even date herewith (as the same may be amended, modified or restated from time to time, the "Loan Agreement"), or, if a lesser amount is outstanding, the Bank's pro rata share of the aggregate unpaid principal amount of all advances made pursuant to Paragraph
2.1 of the Loan Agreement, at such times as are specified therein and in accordance with the provisions thereof. Interest shall likewise be payable hereunder at the rates and on the times specified in the Loan Agreement.

         Both principal and interest due on this Revolving Note are payable in Nashville, Tennessee, at par in lawful money of the United States of America, in the Main Office of the Agent or at such other place as the Agent may designate in writing from time to time.

         This Revolving Note is one of the Notes referred to in and is entitled to the benefits of the Loan Agreement and the Collateral referenced therein. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

         Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of any part of interest or principal for a period of five (5) days from the date when due, or upon failure of the undersigned to keep and perform all the covenants, promises, agreements, conditions and provisions of this Revolving Note, the Loan Agreement, any Loan Document, or in any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby, subject to any applicable grace, notice or cure periods contained therein; then, in any such case, the entire unpaid principal sum evidenced by this Note, together with all accrued interest, shall, at the option of any holder, without notice, become due and payable forthwith, regardless of the stipulated Loan Termination Date. Upon the occurrence of any default as set forth herein, at the option of holder and without notice to obligor, all accrued and unpaid interest and fees, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is two percentage points (2%) in excess of the rate(s) set forth in the Loan Agreement, or (ii) the maximum rate permitted to be charged by applicable law from time to time in effect (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default. Failure of the holder to exercise this right of accelerating the maturity of the debt, or


PAGE 1 OF A 3 PAGE NOTE
indulgence granted from time to time, shall in no event be considered as a waiver of said right of acceleration or stop the holder from exercising said right.

   To the extent permitted by applicable law, obligor shall pay to the holder hereof a late charge equal to four percent (4%) of any interest payment which is past due for a period of ten (10) or more days, in order to cover the additional expenses incident to the handling and processing of delinquent payments.

   All persons or corporations now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives and assigns, waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and all other notices or demands whatsoever with respect to this Note or the enforcement hereof, and consent that the time of said payments or any part thereof may be extended by the holder hereof and assent to any substitution, exchange, or release of collateral permitted by the holder hereof, all without in any wise modifying, altering, releasing, affecting or limiting their respective liability. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

   The term obligor, as used in this Note, shall mean all parties, and each of them, directly or indirectly obligated for the indebtedness that this Note evidences, whether as principal, maker, endorser, surety, guarantor or otherwise.

   In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, it is expressly understood and agreed by all parties hereto, including obligors, that if it is necessary to enforce payment of this Note through an attorney or by suit, undersigned or any obligors shall pay reasonable attorney's fees, court costs and all costs of collection.

   THIS REVOLVING NOTE HAS BEEN DELIVERED AT NASHVILLE, TENNESSEE, AND SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TENNESSEE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. WHENEVER POSSIBLE EACH PROVISION OF THIS REVOLVING NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS REVOLVING NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS REVOLVING NOTE. WHENEVER IN THIS REVOLVING NOTE REFERENCE IS MADE TO THE AGENT, THE BANK OR THE UNDERSIGNED BORROWER, SUCH REFERENCE SHALL BE DEEMED TO INCLUDE, AS APPLICABLE, A REFERENCE TO THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THE PROVISIONS OF THIS REVOLVING

PAGE 2 OF A 3 PAGE NOTE

NOTE SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF SUCH SUCCESSORS AND ASSIGNS.

   This obligation is made and intended as a Tennessee contract and is to be so construed.

   IN WITNESS WHEREOF, this Note has been duly executed by the undersigned the day and year first above written.

                                       NOVA HOLDINGS, INC.,
                                       a Delaware corporation

                                       BY:
                                           ---------------------------------

                                       ITS:
                                           ---------------------------------


PAGE 3 OF A 3 PAGE NOTE

                                REVOLVING NOTE

$15,000,000.00                                             Nashville, Tennessee
                                                                   June 5, 1997

          FOR VALUE RECEIVED, the undersigned promises to pay to the order of First Tennessee Bank National Association (the "Bank") the sum of Fifteen Million Dollars ($15,000,000.00) with interest thereon as set forth in
Section 2.2 of the Loan and Security Agreement dated of even date herewith (as the same may be amended, modified or restated from time to time, the "Loan Agreement"), or, if a lesser amount is outstanding, the Bank's pro rata share of the aggregate unpaid principal amount of all advances made pursuant to Paragraph 2.1 of the Loan Agreement, at such times as are specified therein and in accordance with the provisions thereof. Interest shall likewise be payable hereunder at the rates and on the times specified in the Loan Agreement.

          Both principal and interest due on this Revolving Note are payable in Nashville, Tennessee, at par in lawful money of the United States of America, in the Main Office of the Agent or at such other place as the Agent may designate in writing from time to time.

          This Revolving Note is one of the Notes referred to in and is entitled to the benefits of the Loan Agreement and the Collateral referenced therein. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

          Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of any part of interest or principal for a period of five (5) days from the date when due, or upon failure of the undersigned to keep and perform all the covenants, promises, agreements, conditions and provisions of this Revolving Note, the Loan Agreement, any Loan Document, or in any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby, subject to any applicable grace, notice or cure periods contained therein; then, in any such case, the entire unpaid principal sum evidenced by this Note, together with all accrued interest, shall, at the option of any holder, without notice, become due and payable forthwith, regardless of the stipulated Loan Termination Date. Upon the occurrence of any default as set forth herein, at the option of holder and without notice to obligor, all accrued and unpaid interest and fees, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is two percentage points (2%) in excess of the rate(s) set forth in the Loan Agreement, or (ii) the maximum rate permitted to be charged by applicable law from time to time in effect (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default. Failure of the holder to exercise this right of accelerating the maturity of the debt, or

PAGE 1 OF A 3 PAGE NOTE
indulgence granted from time to time, shall in no event be considered as a waiver of said right of acceleration or stop the holder from exercising said right.

          To the extent permitted by applicable law, obligor shall pay to the holder hereof a late charge equal to four percent (4%) of any interest payment which is past due for a period of ten (10) or more days, or order to cover the additional expenses incident to the handling and processing of delinquent payments.

          All persons or corporations now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives and assigns, waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and all other notices or demands whatsoever with respect to this Note or the enforcement hereof, and consent that the time of said payments or any part thereof may be extended by the holder hereof and assent to any substitution, exchange, or release of collateral permitted by the holder hereof, all without in any wise modifying, altering, releasing, affecting or limiting their respective liability. This Note May not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          The term obligor, as used in this Note, shall mean all parties, and each of them, directly or indirectly obligated for the indebtedness that this Note evidences, whether as principal, maker, endorser, surety, guarantor or otherwise.

          In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, it is expressly understood and agreed by all parties hereto, including obligors, that if it is necessary to enforce payment of this Note through an attorney or by suit, undersigned or any obligors shall pay reasonable attorney's fees, court costs and all costs of collection.

          THIS REVOLVING NOTE HAS BEEN DELIVERED AT NASHVILLE, TENNESSEE, AND SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TENNESSEE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, WHENEVER POSSIBLE EACH PROVISION OF THIS REVOLVING NOTE
SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS REVOLVING NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS REVOLVING NOTE. wHENEVER IN THIS REVOLVING NOTE REFERENCE IS MADE TO THE AGENT, THE BANK OR THE UNDERSIGNED BORROWER, SUCH REFERENCE SHALL BE DEEMED TO INCLUDE, AS APPLICABLE, A REFERENCE TO THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THE PROVISIONS OF THIS REVOLVING


PAGE 2 OF A 3 PAGE NOTE

NOTE SHALL BE BINDING UPON AND
SHALL INURE TO THE BENEFIT OF SUCH SUCCESSORS AND ASSIGNS.

          This obligation is made and intended as a Tennessee contract and is to be so construed.

          IN WITNESS WHEREOF, this Note has been duly executed by the undersigned the day and year first above written.


                                      NOVA HOLDINGS, INC.,
                                      a Delaware corporation


                                      BY:
                                          -------------------------------------

                                      ITS:
                                           ------------------------------------









PAGE 3 OF A 3 PAGE NOTE

                                  EXHIBIT B
                          BORROWING/CONVERSION NOTICE

AGENT:    NationsBank of Tennessee, N.A.                  Date: ___________199_

BORROWER: Nova Holdings, Inc.


          This notice is delivered under the Loan and Security Agreement (as renewed, extended and amended, the "Loan Agreement") dated as of June 5, 1997, between Borrower its Subsidiaries, the Agent, and the Banks named therein. Terms defined in the Loan Agreement have the same meanings when used -- unless otherwise defined -- in this request.

          Borrower requests a Revolving Loan under the Loan Agreement as follows:

Borrowing Date(1)                                         _______________, 199_
Amount of Borrowing                                      $_____________________
Type of Borrowing(2)                                      _____________________
For Eurodollar Loans, the Interest Period(3)              ______________ months

          Proceeds of the requested Revolving Loan shall be deposited to Borrower's account as provided by the Loan Agreement unless one of the following options is indicated:

          ____ The proceeds of the requested Revolving Loan shall be applied to the payment of an existing Floating Rate Loan, this new Revolving Loan being a conversion of a Floating Rate Loan to a Eurodollar Loan

          ____ The proceeds of the requested Revolving Loan shall be applied to the payment of the following Eurodollar Loan, this new Revolving Loan being a conversion of a Eurodollar Loan to a different Eurodollar Loan:

                Date:___________________________
                Amount:_________________________
                Interest Period:________________

          Borrower certifies that on the date hereof and on the date of the above Borrowing Date -- after giving effect to the requested Revolving Loan -- (a) all of the representations and warranties in the Loan Documents will be true and correct in all material respects -- unless they speak to a specific date or the facts on which they are based have been changed by transactions contemplated or permitted by the Loan Agreement, (b) no Event of Default or Unmatured Default exists, and no Material Adverse Change has occurred, and (c) all conditions to Borrower's right to receive the requested Revolving Loan under the Loan Agreement have been satisfied, including those in Paragraph 3.2.

                                  NOVA HOLDINGS, INC., as Borrower

                                  By:__________________________________________
                                  (Name)_______________________________________
                                  (Title)______________________________________


----------------------

(1)Next Business Day for Floating Rate Loans; 3 Business Days for Eurodollar Loans.

(2)Eurodollar or Floating Rate Loan.

(3)1,2,3 or 6 months.